UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Entravision Communications Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2425 Olympic Blvd., Suite 6000 West
Santa Monica, California 90404

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 26, 2022

To Our Class A and Class B Stockholders:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) of Entravision Communications Corporation (the “company”, “we”, “our” or “us”), beginning promptly at 10:00 a.m. Pacific Daylight Time on Thursday, May 26, 2022, for the following purpose:

1. To elect seven directors to our Board of Directors (the “Board”).

The 2022 Annual Meeting will be held as a virtual meeting only. There is no physical location for the 2022 Annual Meeting and you will not be able to attend the 2022 Annual Meeting in person.

If you plan to participate in, vote at, or submit questions during, the 2022 Annual Meeting, please see “Instructions to Attend the 2022 Annual Meeting” on page 41 of the accompanying Proxy Statement or visit https://www.entravision.com/investor/annual-meeting/. You will be able to listen, vote and submit questions from your home or from any remote location that has Internet connectivity.

The matters to be acted upon are described more fully in the proxy statement accompanying this notice.

Our stockholders will also act upon such other business as may properly come before the meeting or any adjournment or postponement thereof. The Board is not aware of any other business to be presented to a vote of the stockholders at the 2022 Annual Meeting.

The Board has fixed the close of business on April 4, 2022 as the record date (the “Record Date”) for determining those stockholders who will be entitled to notice of and to vote at the 2022 Annual Meeting. The stock transfer books will remain open between the Record Date and the date of the 2022 Annual Meeting.

Representation of at least a majority in voting interest of our Class A common stock and our Class B common stock either in person or by proxy is required to constitute a quorum for purposes of voting on the proposal to be voted on at the 2022 Annual Meeting. Accordingly, it is important that your shares be represented at the 2022 Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE 2022 ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted at the 2022 Annual Meeting.

Please read the accompanying proxy material carefully. Your vote is important and we appreciate your cooperation in considering and acting on the matters presented.

By Order of the Board of Directors,

Walter F. Ulloa
Chairman and Chief Executive Officer

May 2, 2022

Santa Monica, California

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON MAY 26, 2022:
THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT
https://investor.entravision.com/sec-filings/annual-reports-proxy-materials/default.aspx

Stockholders Should Read the Entire Proxy Statement

Carefully Prior to Returning Their Proxies

PROXY STATEMENT

FOR

2022 ANNUAL MEETING OF STOCKHOLDERS

OF

ENTRAVISION COMMUNICATIONS CORPORATION

To Be Held on May 26, 2022

This proxy statement is furnished in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be voted at the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”), beginning promptly at 10:00 a.m. Pacific Daylight Time on Thursday, May 26, 2022, and at any adjournments or postponements thereof, for the purpose set forth in the accompanying Notice of 2022 Annual Meeting of Stockholders (the “Notice”). This proxy statement and the proxy card are first being delivered or mailed to stockholders on or about May 4, 2022. In addition, stockholders may obtain additional copies of our Annual Report to Stockholders for the year ended December 31, 2021 (the “Annual Report”) and this proxy statement, without charge, by writing to us at our principal executive offices at 2425 Olympic Boulevard, Suite 6000 West, Santa Monica, California 90404, Attention: Secretary, or from our website at https://investor.entravision.com. Our Annual Report, which incorporates our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “10-K”) without exhibits, is being mailed or otherwise provided to stockholders concurrently with this proxy statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

The 2022 Annual Meeting will be held as a virtual meeting only, to be held via webcast over the Internet. There is no physical location for the 2022 Annual Meeting and you will not be able to attend the 2022 Annual Meeting in person.

If you plan to participate in, vote at, or submit questions during, the 2022 Annual Meeting, please see “Instructions to Attend the 2022 Annual Meeting” on page 41 of the accompanying Proxy Statement or visit https://www.entravision.com/investor/annual-meeting/. You will be able to listen, vote and submit questions from any location that has Internet connectivity.

VOTING RIGHTS AND SOLICITATION

The close of business on April 4, 2022 was the record date (the “Record Date”) for stockholders entitled to notice of and to vote at the 2022 Annual Meeting. As of the Record Date, we had 62,083,381 shares of Class A common stock, par value $0.0001 per share, and 14,127,613 shares of Class B common stock, par value $0.0001 per share, issued and outstanding. All of the shares of our Class A and Class B common stock outstanding on the Record Date, and only those shares, are entitled to vote on the proposal to be voted upon at the 2022 Annual Meeting. Holders of the Class A common stock of record entitled to vote at the 2022 Annual Meeting will have one vote for each share of Class A common stock so held with regard to the matter to be voted upon. Holders of the Class B common stock of record entitled to vote at the 2022 Annual Meeting will have 10 votes for each share of Class B common stock so held with regard to the matter to be voted upon.

All votes will be tabulated by the inspector of elections appointed for the 2022 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

The holders of a majority in voting interest of the Class A common stock and Class B common stock outstanding and entitled to vote at the 2022 Annual Meeting shall constitute a quorum for the transaction of business at the 2022 Annual Meeting. The voting interest of shares of the Class A common stock and Class B common stock represented in person or by proxy will be counted for purposes of determining whether a quorum is present at the 2022 Annual Meeting. Shares which abstain from voting as to a particular matter will be treated as shares that are present and entitled to vote for purposes of determining the voting interest present and entitled to vote with respect to any particular matter, but will not be counted as votes cast on such matter. If a broker or nominee holding stock in “street name” indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, those shares will not be considered as present and entitled to vote with respect to such matter and will not be counted as a vote cast on such matter.

In voting with regard to the proposal to elect directors (Proposal 1), stockholders may vote in favor of all the nominees, withhold their votes as to all nominees or withhold their votes as to one or more specific nominees. The vote required by Proposal 1 is governed by Delaware law and is a plurality of the votes cast by the holders of shares entitled to vote, provided that a quorum is present. As a result, in accordance with Delaware law, votes that are withheld and broker non-votes will not be counted and will have no effect on the voting for election of directors. Brokers do not have discretionary authority to vote on this proposal. Pursuant to the terms of a Voting Agreement between Walter F. Ulloa, Paul Anton Zevnik and certain of their affiliates effective as of April 29, 2020 (the “Voting Agreement”), which replaced a prior Voting Agreement dated August 3, 2000, Messrs. Ulloa and Zevnik have agreed to vote all shares held by them (i) in favor of the election of each of them as directors, (ii) in favor of the election of any other nominee for election as director as directed by Mr. Ulloa, and (iii) any time a matter other than election or removal of directors is submitted to the stockholders of the company, as directed by Mr. Ulloa. Messrs. Ulloa and Zevnik, and their affiliates, have in the aggregate the right to cast approximately 73.5% of the votes entitled to be cast in the election of directors, which represents a sufficient number of votes to elect the entire Board. See “Certain Relationships and Related Transactions—Voting Agreement.”

Under the rules of The New York Stock Exchange (the “NYSE”) that govern most domestic stock brokerage firms, member brokerage firms that hold shares in “street name” for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals which are considered “discretionary” proposals under the rules of the NYSE. Member brokerage firms that have received no instructions from their clients as to “non-discretionary” proposals do not have discretion to vote on these proposals. Such broker non-votes will not be considered in determining whether a quorum exists at the 2022 Annual Meeting and will not be considered as votes cast in determining the outcome of any proposal. Under the rules of the NYSE as currently in effect, voting on directors by member broker firms is “non-discretionary”.

Shares of our common stock represented by proxies in the accompanying form which are properly executed and returned to us will be voted at the 2022 Annual Meeting in accordance with the stockholder’s instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of each of the director nominees named in this proxy statement in Proposal 1. Management does not know of any matters to be presented at the 2022 Annual Meeting other than as set forth in this proxy statement and in the Notice accompanying this proxy statement. If other matters should properly come before the 2022 Annual Meeting, the proxyholders will vote on such matters in accordance with their best judgment.

Any stockholder has the right to revoke his, her or its proxy at any time before it is voted at the 2022 Annual Meeting by giving written notice to our Secretary, and by executing and delivering to the Secretary a duly executed proxy card bearing a later date, or by appearing at the 2022 Annual Meeting and voting in person; provided, however, that under the rules of the NYSE, any beneficial owner whose shares are held in “street name” by a member brokerage firm may revoke his, her or its proxy and vote his, her or its shares in person at the 2022 Annual Meeting only in accordance with the applicable rules and procedures of the NYSE.

The entire cost of soliciting proxies will be borne by the company. Proxies will be solicited principally through the use of the mails or electronically, but, if deemed desirable, may be solicited personally or by telephone, or special letter by our officers and regular employees for no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of our common stock, and such persons may be reimbursed for their expenses.

PROPOSAL 1

ELECTION OF DIRECTORS

Composition of Board of Directors

As currently in effect, our bylaws provide that the Board shall consist of not less than six and not more than eleven directors. The Board currently consists of seven members elected by the holders of the Class A and Class B common stock, voting together as a class. The Board has nominated seven individuals for election as directors at the 2022 Annual Meeting and has set the number of directors as of the 2022 Annual Meeting at seven. All our directors are elected by our stockholders at each annual meeting of stockholders and each will serve until such person’s successor is duly elected and qualified, or until such person’s earlier resignation or removal. There are no family relationships among any of our current directors, nominees for directors and executive officers.

The proxyholders named on the proxy card intend to vote all proxies received by them in the accompanying form FOR the election of each of the director nominees listed below, unless instructions to the contrary are marked on the proxy. Each nominee has been nominated by the Board, acting upon the recommendation of the Board’s Nominating/Corporate Governance Committee. All of the nominees are currently members of the Board. If elected, each nominee will serve until the annual meeting of stockholders to be held in 2023 or until such person’s successor has been duly elected and qualified, or until such person’s earlier resignation or removal.

In the event that a nominee is unable or declines to serve as a director at the time of the 2022 Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill such a vacancy. In the event that additional persons are nominated for election as directors, the proxyholders intend to vote all proxies received by them for each of the nominees listed below, unless instructions are given to the contrary. As of the date of this proxy statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.

Nominees for Election as Directors

The following is certain information as of April 4, 2022 regarding the nominees for election as directors:

Name	Position	Age
Walter F. Ulloa	Chairman and Chief Executive Officer	73
Paul Anton Zevnik	Director	71
Gilbert R. Vasquez	Director	82
Patricia Diaz Dennis	Director	75
Juan Saldívar von Wuthenau	Director	55
Martha Elena Diaz	Director	60
Fehmi Zeko	Director	63

Biographical Information Regarding Directors

Walter F. Ulloa. Mr. Ulloa, our Chairman and Chief Executive Officer since the company’s inception in 1996, has many years of experience in television, radio and digital media. From 1989 to 1996, Mr. Ulloa was involved in the development, management or ownership of our predecessor entities. From 1976 to 1989, he worked at KMEX-TV, Los Angeles, California, as Operations Manager, Production Manager, News Director, Local Sales Manager and an Account Executive. Mr. Ulloa has been a director since February 2000.

Paul Anton Zevnik. Mr. Zevnik is a partner, resident in the Washington, D.C. and Los Angeles, California offices of the law firm of Morgan, Lewis & Bockius, LLP. Mr. Zevnik was involved in the development, management and ownership of our predecessor entities from 1989 to 1996. Mr. Zevnik is a graduate of Harvard College (A.B. magna cum laude 1972), Harvard University (A.M. 1972) and Harvard Law School (J.D. cum laude 1976). Mr. Zevnik has been a director since August 2000 and currently serves as our presiding or “lead” independent director.

Gilbert R. Vasquez. Mr. Vasquez is managing partner of the certified public accounting firm of Vasquez + Company LLP, which he founded in 1969. He is past president of the California Board of Accountancy. Mr. Vasquez

was an executive board member of the 1984 Olympic Organizing Committee and currently serves as a board member on its successor organization, the LA84 Foundation. Mr. Vasquez continues to serve as a board member of Manufacturers Bank and he is also the Chairman Emeritus of the Los Angeles Latino Chamber of Commerce. He has been a member of various Boards of Directors including Green Dot Public Schools, California State University Los Angeles Foundation, Los Angeles Metropolitan YMCA, Congressional Hispanic Caucus, Los Angeles Area Chamber of Commerce, National Association of Latino Elected and Appointed Officials and the National Council of La Raza. Other past corporate board appointments include Verizon (formerly) GTE of California, Glendale Federal Bank, ProAmerica Bank and Blue Cross of California. Mr. Vasquez has been a director since May 2007.

Patricia Diaz Dennis. Patricia Diaz Dennis is a trustee emerita of the NHP Foundation, chairs the Sanctions Panel for The Global Fund, serves on the World Affairs Council of San Antonio, and is the Chair-elect of the Mind Science Foundation. Ms. Diaz Dennis served in a variety of positions for the company originally known as SBC Communications, Inc. (“SBC”) which later became AT&T. Ms. Diaz Dennis was Senior Vice President and Assistant General Counsel of AT&T from August 2004 until she retired in November 2008. Previously, Ms. Diaz Dennis served as General Counsel and Secretary of SBC West from May 2002 until August 2004, as Senior Vice President of Regulatory and Public Affairs for SBC from November 1998 to May 2002 and as Senior Vice President and Assistant General Counsel of SBC from September 1995 to November 1998. Before joining SBC, Ms. Diaz Dennis was appointed by two Presidents and confirmed by the United States Senate to three federal government positions. Ms. Diaz Dennis was named a member of the National Labor Relations Board by President Ronald Reagan, where she served from 1983 until 1986. President Reagan later appointed Ms. Diaz Dennis as a commissioner of the Federal Communications Commission, where she served from 1986 until 1989. From 1989 to 1991, Ms. Diaz Dennis was at the law firm of Jones, Day, Reavis & Pogue, where she was a partner and communications group practice chair. In 1992, Ms. Diaz Dennis returned to public service when she was appointed by President George H. W. Bush as Assistant Secretary of State for Human Rights and Humanitarian Affairs, serving from 1992 until 1993. Ms. Diaz Dennis served as special counsel for communications matters to the law firm of Sullivan & Cromwell from 1993 until 1995. Ms. Diaz Dennis has served on the Boards and Board committees of a number of for-profit organizations, including Massachusetts Mutual Life Insurance Company from 1995 to 2017, United States Steel Corporation from 2015 to 2021 and Amalgamated Bank from 2018 to 2022, and non-profit organizations, including the Girl Scouts of the USA, where she was Chair of the Board from 2005 to 2008. Ms. Diaz Dennis is a member of the California, Texas and District of Columbia bars, and is admitted to practice before the U.S. Supreme Court. Ms. Diaz Dennis previously served as one of our directors from July 2001 until October 2005 and rejoined the Board in May 2014.

Juan Saldívar von Wuthenau. Mr. Saldívar has been our Chief Digital, Strategy and Accountability Officer since November 2020. He has also been the Founder and Managing Partner of SWS.Consulting (JSW Servicios de Estrategia SC) since July 2011, and is a partner at the venture fund Rise Capital. Prior to these roles, Mr. Saldívar held several positions at Televisa Corporación, S.A. de C.V. (“Televisa”), serving as president of Televisa Interactive Media from October 2003 until June 2011 and as Director of Planning and Strategy of Televisa Multimedia from July 2001 until October 2003. Before joining Televisa, Mr. Saldívar was the founder and Country Manager of Submarino.com in Mexico from 1999 until 2001. He holds a degree in economics from the Instituto Tecnológico Autónomo de México and an MBA from the IESE Business School in Spain. Mr. Saldívar has been a director since May 2014.

Martha Elena Diaz. Ms. Diaz has provided strategic advisory services to companies in Latin America, such as National Geographic and Televicentro, since 2015. Previously, Ms. Diaz served as president of the Editorial Televisa subsidiary of Televisa for each of the United States, Mexico and Puerto Rico, and as president of Distribuidora Intermex, S.A. de C.V., a subsidiary of Grupo Televisa, S.A.B., from March 2012 until July 2015. Ms. Diaz also served as president of Sistema Radiópolis, S.A. de C.V., from December 2010 until February 2012. Prior to that, she served as a Director of TV Bids at Prisa Group, the Spanish media conglomerate, and as chief executive officer of Grupo Latino de Publicidad in Colombia. Ms. Diaz also served as president of Sky Colombia, a satellite television company, and chief executive officer of Supercable Colombia, a cable television company. Prior to her media career, Ms. Diaz served as Marketing Vice President of Banco de Colombia, and Commercial Vice President of the north zone of South America at Sofasa. Ms. Diaz currently serves on the board of directors of the Monasterio del Viento foundation in Colombia, which helps rural communities and environmental preservation efforts. She holds a degree in chemical engineering from the Universidad Pontificia Bolivariana and a postgraduate certificate as a marketing specialist from the Universidad EAFIT in Colombia. Ms. Diaz has been a director since May 2016.

Fehmi Zeko. Fehmi Zeko currently serves as Senior Partner at CDX Advisors LLC and a General Partner at Great Point Media. Since March 2018, he has also served on the board of directors of Athene Holding Ltd., a retirement services company. From 2015 to March 2018, Mr. Zeko served as Vice Chairman, Global Technology, Media and Telecommunications Investment Banking Group at Bank of America Merrill Lynch. In this role he helped organize and execute the strategic plan to reposition the entire Technology, Media and Telecom franchise for large cap coverage globally. Prior to Bank of America Merrill Lynch, Mr. Zeko was Senior Managing Director, Group Head North America and Global Chairman, Telecom, Media, Entertainment and Technology (“TMET”) at Macquarie Capital, where he led the firm’s Global TMET Investment Banking and Principal Investing Practice. Prior to joining Macquarie Capital, Mr. Zeko was Vice Chairman and Co-Founder of the Foros Group, where he led the firm’s Media and Communication Advisory Practice. Prior to that, Mr. Zeko held senior investment banking positions at Deutsche Bank and Citigroup. He received his Bachelor of Business Administration and Master of Business Administration in Finance from Texas Christian University’s Neeley School of Business. Mr. Zeko has been a director since May 2019.

CORPORATE GOVERNANCE

We maintain a corporate governance page on our corporate website at www.entravision.com, which includes information regarding the company’s corporate governance practices. Our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Chief Executive Officer and Senior Financial Officers, Related Party Transaction Policy, Board committee charters, Audit Committee Pre-Approval Policy and certain other corporate governance documents and policies are available on that page of our website. Any changes to these documents and any waivers granted with respect to our code of ethics will be posted on our website. In addition, we will provide a copy of any of these documents without charge to any stockholder upon written request made to Entravision Communications Corporation, 2425 Olympic Boulevard, Suite 6000 West, Santa Monica, California 90404, Attention: Secretary. The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated by reference into this or any other filing we make with the Securities and Exchange Commission (the “SEC”).

Board of Directors

Director Independence

Our Board currently consists of seven members, a majority of whom meet the independence requirements of the NYSE as currently in effect. The Board has made independence determinations in accordance with NYSE listing standards, which state that a director will not be independent if:

(i) the director, or an immediate family member of the director, is, or within the last three years was, employed by the company or any of its subsidiaries;

(ii) the director, or an immediate family member of the director, has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the company, other than director and committee fees, and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service);

(iii) the director, or an immediate family member of the director, is a current partner of a firm that is the company’s (or any of its subsidiaries) internal or external auditor; or is a current employee of such a firm; or who was, within the last three years (but is no longer), a partner or employee of such firm and personally worked on the company’s audit within that time;

(iv) the director, or an immediate family member of the director, is, or has been within the last three years, employed as an executive officer of another company where any of the company’s present executive officers at the same time serve or served on that company’s compensation committee; or

(v) the director is a current employee, or an immediate family member of such director is a current executive officer, of a company that has made payments to, or received payments from, the company for property or services in an amount, which, in any of the last three fiscal years, exceeds the greater of $1 million or two percent (2%) of such other company’s consolidated gross revenues.

With respect to any relationship not covered above, the determination of whether the relationship is material, and therefore whether a director would be independent, will be made by those directors who satisfy the independence criteria set forth above.

In addition to the foregoing, the Board also makes such independence determinations with respect to its audit committee and compensation committee members after taking into account the additional independence and financial literacy standards for members of each such committee, as applicable, in accordance with and pursuant to the rules and regulations of the SEC and NYSE listing rules as currently in effect.

The Board has affirmatively determined that each of Messrs. Zevnik, Vasquez and Zeko and Mses. Diaz Dennis and Diaz are independent. In addition, the Board has affirmatively determined that none of our independent directors has a material relationship with the company other than as a director, in accordance with the foregoing categorical standards.

In addition, our corporate governance guidelines provide that no member of the Board may serve on more than three public company boards of directors (in addition to ours) without first obtaining the prior approval of the Board. To our knowledge, no member of the Board serves on more than three public company boards of directors (in addition to ours) at this time.

Meetings of the Board

The Board held eight meetings and acted by written consent six times during 2021. Each of our incumbent directors attended 75% or more of the aggregate number of meetings of the Board and the committees on which such director served in 2021.

The company’s non-management directors meet regularly in executive session without management present to discuss certain Board policies, processes and practices, and other matters relating to the company and the functioning of the Board. Mr. Zevnik served as the presiding or “lead” independent director for such meetings during 2021.

Each of our directors is encouraged to attend the company’s annual meeting of stockholders and to be available to answer any questions posed by stockholders to such director. Because the Board holds one of its regular meetings following our annual meeting of stockholders, unless one or more members of the Board is unable to attend, all of the members of the Board are expected to attend the 2022 Annual Meeting. All of our incumbent directors attended our 2021 Annual Meeting of Stockholders.

Board Leadership

Our company is led by Walter Ulloa, who has served as both our Chief Executive Officer and Chairman of the Board since 2000. Since 2004, our Corporate Governance Guidelines provide for an independent lead director. The Board appointed Mr. Zevnik to serve as our lead director during 2021 and 2022.

The lead director is responsible for (i) convening and calling meetings of the independent directors; (ii) chairing executive sessions of the independent directors and communicating with management relating to these sessions; and (iii) if requested by stockholders, being available for direct communication. Our Corporate Governance Guidelines provide that our non-management directors meet regularly, and our independent directors meet annually, in executive session and that our independent lead director presides at these sessions.

Our Board leadership structure is a traditional one commonly utilized by other public companies in the United States, and we believe that this leadership structure has been effective for our company. We believe that having a combined Chief Executive Officer/Chairman of the Board, independent chairs for each of our Board committees, only independent directors serving on these committees and an independent lead director provides the right form of leadership and balance for our company. This structure provides us with a single leader for our company to ensure continuity of our operational, executive and Board functions, combined with oversight of the company by experienced independent directors.

Risk Management Oversight Function of the Board

The Board has allocated responsibilities for overseeing risk associated with the company’s business among the Board as a whole and the committees of the Board. In performing its risk oversight function, the Board: (i) oversees management’s development and execution of appropriate business strategies to mitigate the risk that such strategies will fail to generate long-term value for the company and its stockholders or that such strategies will motivate management to take excessive risks; and (ii) oversees the development and implementation of processes and procedures to mitigate the risk of failing to assure the orderly succession of the Chief Executive Officer and the senior executives of the company.

The Board also regularly reviews information regarding the company’s financial, operational and strategic risks. Each of the Board’s committees also oversees the management of company risks that fall within that committee’s areas of responsibility, including identifying, quantifying and assisting leaders throughout the company in mitigating risks. In performing this function, each committee has full access to management, as well as the ability to engage advisors. As set forth in its charter, the Audit Committee is responsible for discussing with management the company’s major financial risk exposures and the steps management has taken to monitor and control those exposures. The Audit Committee gives updates to the Board at its meetings, including updates on financial and information technology risks. The Audit Committee also meets privately with the company’s independent auditors, our internal auditors and our Chief Financial Officer at least quarterly. The Compensation Committee oversees the company’s risk management related to employee compensation plans and arrangements. The Nominating/Corporate Governance Committee manages risks associated with the independence of the Board and corporate governance matters. While each committee is responsible for overseeing the management of those risk areas, the entire Board is also regularly informed through committee reports.

Communications with the Board

The following procedures have been established by the Board in order to facilitate communications between our stockholders and the Board:

•
Stockholders and any interested parties may send correspondence to the Board or to any individual director, by mail to Corporate Secretary, Entravision Communications Corporation, 2425 Olympic Boulevard, Suite 6000 West, Santa Monica, California 90404, or by email to stockholdercommunications@entravision.com.
•
Our Secretary is responsible for the first review and logging of any such correspondence and forwards the communication to the director or directors to whom it is addressed, unless it is a type of correspondence which the Board has identified as correspondence which may be retained in our files and not sent to directors. The Board has authorized the Secretary to retain and not send to directors communications that: (a) are advertising or promotional in nature (including those offering goods or services), (b) solely relate to complaints by clients with respect to ordinary course of business customer service and satisfaction issues or (c) clearly are unrelated to our business, industry, management or Board or committee matters. These types of communications will be logged and filed but not circulated to directors. Except as set forth in the preceding two sentences, the Secretary does not screen communications sent to directors.
•
The log of stockholder correspondence is available to members of the Board for inspection. The Secretary periodically provides to the Board a summary of the communications received from stockholders, including the communications not sent to directors in accordance with the procedures set forth above.

Our stockholders may also communicate directly with the lead independent director, or with the non-management directors as a group, by mail addressed to Lead Director, c/o Corporate Secretary, Entravision Communications Corporation, 2425 Olympic Boulevard, Suite 6000 West, Santa Monica, California 90404, or by email to stockholdercommunications@entravision.com.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding questionable accounting, internal controls or auditing matters, or financial impropriety. Any of the company’s employees or non-employees may confidentially communicate concerns about any of these matters by calling our toll-free hotline. All of the reporting mechanisms are also posted on our website. Upon receipt of a complaint or concern, a determination will be made whether it pertains to accounting, internal controls or auditing matters, or financial impropriety and, if it does, it will be handled in accordance with the procedures established by the Audit Committee.

Committees of the Board

The Board has a standing Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee. The composition, functions and general responsibilities of each committee are summarized below.

Audit Committee

The Audit Committee consists of Messrs. Vasquez (chairman) and Zeko, and Ms. Diaz Dennis. The Board has determined that Mr. Vasquez is an audit committee financial expert, as that term is defined in Item 401(h) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A adopted under the Exchange Act. The Board has determined that all members of the Audit Committee meet the independence and knowledge requirements of the NYSE as currently in effect. For information about Messrs. Vasquez’s and Zeko’s, and Ms. Diaz Dennis’ experience, please see “Biographical Information Regarding Directors” above. The Audit Committee held seven meetings and acted by written consent two times during 2021.

Consistent with the company’s Corporate Governance Guidelines, no member of the Audit Committee may serve on the audit committees of more than two other public companies (in addition to ours) without first obtaining the prior approval of the Board. Currently, no member of the Audit Committee serves on more than two other public company audit committees (in addition to ours).

The Audit Committee operates under a written charter, a copy of which is available on the corporate governance page of our website. The Audit Committee’s duties include, among other things, responsibility for reviewing our accounting practices and audit procedures. In addition, the Audit Committee has responsibility for reviewing complaints about, and investigating allegations of, financial impropriety or misconduct. Please see “Report of Audit Committee” below, which provides further details of many of the duties and responsibilities of the Audit Committee.

As part of its responsibility, the Audit Committee is responsible for engaging our independent registered public accounting firm, as well as pre-approving audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair its independence. The Audit Committee has adopted, and the Board has ratified, an Audit Committee Pre-Approval Policy, which is also available on our website.

Compensation Committee, Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Ms. Diaz (chairwoman) and Mr. Vasquez. The Board has determined that both members of the Compensation Committee qualify as “independent” directors as defined under the NYSE rules as currently in effect, as a “non-employee director” as defined in Rule 16b-3(b)(3) under the Exchange Act and as an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the “IRS Code”). No member of the Compensation Committee was at any time during 2021 an officer or employee of the company. The Compensation Committee held two meetings and acted by written consent two times during 2021. None of our executive officers served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during 2021.

The Compensation Committee operates under a written charter, a copy of which is available on our website. Among other things, the Compensation Committee establishes the compensation and benefits of our executive officers. The compensation committee also administers our employee benefit plans, including our equity incentive plan.

Please see “Compensation Committee Report” below, which details the Compensation Committee’s report on our executive compensation for 2021.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee consists of Ms. Diaz Dennis (chairwoman) and Mr. Zevnik. The Board has determined that both members of the Compensation Committee qualify as “independent” directors as defined under the NYSE rules as currently in effect. The Nominating/Corporate Governance Committee held two meetings and acted by written consent two times during 2021.

The Nominating/Corporate Governance Committee operates under a written charter, a copy of which is available on our website. Among other things, the Nominating/Corporate Governance Committee has the primary responsibility for overseeing the company’s corporate governance compliance practices, as well as supervising the affairs of the company as they relate to the nomination of directors. The principal ongoing functions of the Nominating/Corporate Governance Committee include developing criteria for selecting new directors, establishing and monitoring procedures for the receipt and consideration of director nominations by stockholders and others, considering and examining director candidates, recommending director nominations to the Board, developing and recommending corporate governance principles for the company and monitoring the company’s compliance with those principles, overseeing environmental, social and governance matters significant to the company and reporting to the Board from time to time on such matters, and establishing and monitoring procedures for the receipt of stockholder communications directed to the Board.

The Nominating/Corporate Governance Committee is also responsible for conducting an annual evaluation of the Board to determine whether the Board and its committees are functioning effectively, and reports annually to the Board with the results of this evaluation.

Director Nominations

The Nominating/Corporate Governance Committee has the responsibility to identify appropriate candidates to serve as directors of the company, interviews director candidates and makes recommendations to the Board regarding candidate selection. In considering candidates to serve as directors, the Nominating/Corporate Governance Committee evaluates various minimum individual qualifications, including strength of character, maturity of judgment, relevant technical skills or financial acumen, industry knowledge and diversity, taking into account and complying with all rules of the NYSE and applicable laws with respect to these criteria. The Nominating/Corporate Governance Committee also considers the extent to which the candidate would fill a present need on the Board and additional factors which may provide a range of experiences, skills and perspective to the Board.

In recommending the nominees who are standing for election as directors at the 2022 Annual Meeting, the Nominating/Corporate Governance Committee considered the foregoing factors and, in the case of incumbent directors, each such nominee’s previous service on the Board, which provides continuity in its deliberations. The Nominating/Corporate Governance Committee also considered specific qualifications, attributes and skills that each nominee possesses and contributes to the work of the Board. As a result of Mr. Ulloa’s extensive experience in the Spanish-language broadcasting and digital media industries, including his role as a co-founder and serving currently as an executive officer of the company, he provides a unique perspective on the strategic direction of our company, and additional perspective afforded by his familiarity with day-to-day operations and the executive function. Mr. Zevnik’s background as an attorney, as well as his leadership roles and years of experience with our company and the broadcasting and digital media industries, make him an important resource for the Board, as he provides valuable insight into business, strategic and certain technical matters. Mr. Vasquez’s experience as a certified public accountant qualifies him as a financial expert and he serves on the Board’s Audit Committee. He also provides the Board with valuable leadership experience and general business knowledge. Ms. Diaz Dennis’ background as an attorney and her leadership roles and experience in government, our industry and the Latino community provides the Board with valuable expertise in governmental and political affairs, labor and employment matters, knowledge of our industry and leadership experience and knowledge of the Latino community. Mr. Saldívar’s extensive business experience in the Spanish-language and digital media industries provides the Board with a valuable perspective on strategic and technical matters and unique insight. Ms. Diaz’s experience at international Spanish-language media companies and as a marketing executive and operational manager provide the Board with valuable insight into operational, marketing and strategic matters and in-depth knowledge of Latino audiences. Mr. Zeko’s leadership roles at global financial institutions, as well as his extensive experience in media investment banking, provide the Board with insight into financial, global and strategic matters, as well as knowledge of our industry.

The Nominating/Corporate Governance Committee will also consider stockholder nominations for director. Any nominations for director submitted to this committee by stockholders will be evaluated according to the company’s overall needs, the director qualification standards set forth above, and the nominee’s overall knowledge, experience and background. A nominating stockholder must give appropriate notice to the company of such a nomination not less than 90 days prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, the notice by the stockholder must be delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made.

Any such stockholder’s notice shall set forth, as to:

•
each person whom the stockholder proposes to nominate for election as a director:
•
the name, age, business address and residence address of such person,
•
the principal occupation or employment of the person,
•
the class and number of shares of the company’s stock which are beneficially owned by such person, if any, and
•
any other information relating to such person which is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act and the rules thereunder; and
•
the stockholder giving the notice:
•
the name and record address of the stockholder and the class and number of shares of the company’s stock which are beneficially owned by the stockholder,
•
a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which nomination(s) are to be made by such stockholder,
•
a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice,
•
any other information relating to such person which is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act and the rules thereunder.

Such a notice must be accompanied by a written consent of the proposed nominee to be named as a director.

Recommendation of the Board

The Board unanimously recommends that stockholders vote FOR the election of each of the director nominees identified above.

MANAGEMENT

The following sets forth the names, positions and ages of our executive officers as of April 4, 2022:

Name	Position	Age
Walter F. Ulloa	Chairman and Chief Executive Officer	73
Christopher T. Young	Chief Financial Officer and Treasurer	53
Jeffery A. Liberman	President and Chief Operating Officer	63
Karl A. Meyer	Chief Revenue Officer	58
Juan Saldívar von Wuthenau	Chief Digital, Strategy and Accountability Officer	55

Background

Walter F. Ulloa. Mr. Ulloa has been our Chairman and Chief Executive Officer since the company’s inception in 1996. See, “Proposal 1—Election of Directors” for additional biographical information on Mr. Ulloa.

Christopher T. Young. Mr. Young has been our Chief Financial Officer and Treasurer since May 2008. Mr. Young had previously served as the President of our outdoor advertising division from February 2004 until we sold our outdoor advertising division in May 2008. From January 2000 to February 2004, Mr. Young served as our outdoor advertising division’s Chief Financial Officer. Before joining our company, Mr. Young had worked with the Bank of Montreal, where he was responsible for all of the bank’s corporate finance activity for the broadcasting and outdoor advertising industries. Mr. Young’s prior experience includes tenures at both the Bank of Tokyo in its corporate finance group and Chase Manhattan Bank. Mr. Young holds a Bachelor of Arts degree in Economics from Columbia University.

Jeffery A. Liberman. Mr. Liberman, our President and Chief Operating Officer since March 2017, has been involved in the management and operation of Spanish-language and general market television and radio stations since 1974. Mr. Liberman previously served as the Chief Operating Officer from July 2012 until March 2017, and the President of our radio division from May 2001 until July 2012. From 1992 until our acquisition of Latin Communications Group Inc. in April 2000, Mr. Liberman was responsible for operating Latin Communications Group’s 17 radio stations in California, Colorado, New Mexico and Washington D.C.

Karl A. Meyer. Mr. Meyer, our Chief Revenue Officer since May 2019, has more than 30 years of experience in US broadcast media. Prior to rejoining Entravision, Mr. Meyer served as the Vice President, Director of Sales at Univision Communication Inc. (“Univision”) from October 2017 until May 2019, and the Regional Vice President, National Sales at Univision from June 2014 through October 2017. Previous to that, Mr. Meyer served in a number of positions for Entravision starting in 2004, as the Vice President, General Manager of our Los Angeles radio market and later as Executive Vice President for the Western Region.

Juan Saldívar von Wuthenau. Mr. Saldívar has been our Chief Digital, Strategy and Accountability Officer since November 2020. See, “Proposal 1—Election of Directors” for additional biographical information on Mr. Saldívar.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of April 4, 2022, concerning, except as indicated by the footnotes below:

•
each person whom we know beneficially owns more than 5% of our Class A common stock or Class B common stock;
•
each of our directors and nominees for the board of directors;
•
our Chief Executive Officer, Chief Financial Officer and each of our other executive officers serving as such as of December 31, 2021 (such individuals are hereafter referred to as our “Named Executive Officers”); and
•
all of our directors and executive officers as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Entravision Communications Corporation, 2425 Olympic Boulevard, Suite 6000 West, Santa Monica, California 90404.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 62,083,381 shares of Class A common stock and 14,127,613 shares of Class B common stock outstanding at April 4, 2022. Each share of Class B common stock has 10 votes per share compared to one per share of Class A common stock. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, warrants, restricted stock units or other convertible securities held by that person or entity that are currently exercisable or releasable or that will become exercisable or releasable within sixty days after April 4, 2022. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. In addition, we did not include Univision Communications Inc., which currently holds all 9,352,729 shares of our Class U common stock. The Class U common stock is non-voting, and therefore Univision does not appear in the table as an owner of voting securities.

The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

	Shares Beneficially Owned				% Total
	Class A Common Stock(1)		Class B Common Stock		Voting
Name of Beneficial Owner	Shares	%	Shares	%	Power(2)
Named Executive Officers and Directors:
Walter F. Ulloa(3)	1,301,310	1.77	11,489,365	81.33	59.39
Christopher T. Young(4)	241,430	*	—	—	*
Jeffery A. Liberman(5)	254,390	*	—	—	*
Karl A. Meyer(6)	96,542	*	—	—	*
Paul Anton Zevnik(7)	127,227	*	2,638,248	18.67	14.14
Gilbert R. Vasquez(8)	750,648	1.21	—	—	*
Patricia Diaz Dennis(9)	154,609	*	—	—	*
Juan Saldívar von Wuthenau(10)	385,360	*	—	—	*
Martha Elena Diaz(11)	132,430	*	—	—	*
Fehmi Zeko(12)	90,440	*	—	—	*
All executive officers and directors as a group(13) (10 persons)	3,534,386	4.58	14,127,613	100	74.56
> 5% Security Holders
American Century Investment Management Inc.(14)	9,878,873	15.91	—	—	4.86
BlackRock, Inc.(15)	6,330,460	10.20	—	—	3.11
Dimensional Fund Advisors LP(16)	4,101,353	6.61	—	—	2.02

Beneficial ownership representing less than one percent is denoted with an asterisk (*).

(1)
The number of Class A common stock does not include the shares of Class A common stock issuable upon conversion of the outstanding shares of Class B common stock.
(2)
Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class B common stock are entitled to 10 votes per share, and holders of our Class A common stock are entitled to one vote per share.
(3)
Consists of (i) 1,150,885 shares of Class A common stock held of record by Mr. Ulloa; (ii) 150,000 shares of Class A common stock issuable upon exercise of options that are exercisable within sixty days of April 4, 2022; (iii) 425 shares of Class A common stock held by Mr. Ulloa’s spouse; (iv) 889,848 shares of Class B common stock held by The Walter F. Ulloa Irrevocable Trust of 1996; and (v) 10,599,517 shares of Class B common stock held by the Seros Ulloa Family Trust of 1996. With respect to Mr. Ulloa’s percentage ownership of Class A Common Stock, all shares of Class B Common Stock are assumed to have been converted into Class A common stock since such shares are convertible at the option of the holder thereof within sixty days of April 4, 2022. In addition, pursuant to the Voting Agreement, Mr. Ulloa and Mr. Zevnik have agreed to vote all shares held by them (i) in favor of the election of each of them as directors, (ii) in favor of the election of any other nominee for election as director as directed by Mr. Ulloa, and (iii) any time a matter other than election or removal of directors is submitted to the stockholders of the company, as directed by Mr. Ulloa. Mr. Ulloa disclaims beneficial ownership of shares beneficially owned by Mr. Zevnik.
(4)
Consists of 241,430 shares of Class A common stock held by The Young Family Trust.
(5)
Consists of 254,390 shares of Class A common stock held of record by Mr. Liberman.
(6)
Consists of 96,542 shares of Class A common stock held of record by Mr. Meyer.
(7)
Consists of (i) 77,227 shares of Class A common stock issuable upon the settlement of restricted stock units releasable within sixty days of April 4, 2022; (ii) 50,000 shares of Class A common stock issuable upon exercise of options that are exercisable within sixty days of April 4, 2022; (v) 2,107,582 shares of Class B common stock held by The Paul A. Zevnik Revocable Trust of 2000; and (vi) 530,666 shares of Class B common stock held by The Paul A. Zevnik Irrevocable Trust of 1996. With respect to Mr. Zevnik’s percentage ownership of Class A Common Stock, all shares of Class B Common Stock are assumed to have been converted into Class A common stock since such shares are convertible at the option of the holder thereof within sixty days of April 4, 2022. In addition, pursuant to the Voting Agreement, Mr. Ulloa and Mr. Zevnik have agreed to vote all shares held by them (i) in favor of the election of each of them as directors, (ii) in favor of the election of any other nominee for election as director as directed by Mr. Ulloa, and (iii) any time a matter other than election or removal of directors is submitted to the stockholders of the company, as directed by Mr. Ulloa.
(8)
Consists of (i) 570,039 shares of Class A common stock held of record by Mr. Vasquez; and (ii) 180,609 shares of Class A common stock issuable upon the settlement of restricted stock units releasable within sixty days of April 4, 2022.
(9)
Consists of 154,609 shares of Class A common stock issuable upon the settlement of restricted stock units releasable within sixty days of April 4, 2022.
(10)
Consists of (i) 247,809 shares of Class A common stock held of record by Mr. Saldívar; and (ii) 137,551 shares of Class A common stock issuable upon the settlement of restricted stock units releasable within sixty days of April 4, 2022.
(11)
Consists of 132,430 shares of Class A common stock issuable upon the settlement of restricted stock units releasable within sixty days of April 4, 2022.
(12)
Consists of 90,440 shares of Class A common stock issuable upon the settlement of restricted stock units releasable within sixty days of April 4, 2022.
(13)
Consists of (i) 2,561,520 shares of Class A common stock; (ii) 14,127,613 shares of Class B common stock; (iii) 772,866 shares of Class A common stock issuable upon the settlement of restricted stock units releasable within sixty days of April 4, 2022; and (iv) 200,000 shares of Class A common stock issuable upon exercise of options exercisable within sixty days of April 4, 2022.
(14)
Based on the most recently available Schedule 13G/A jointly filed by American Century Companies, Inc., American Century Investment Management, Inc., American Century Capital Portfolios, Inc. and Stowers Institute for Medical Research with the SEC dated February 4, 2022. American Century Companies, Inc. beneficially owned 9,878,873 shares of Class A common stock, with sole voting power over 9,689,862 shares and sole dispositive power over 9,878,873 shares; American Century Investment Management, Inc., a wholly-owned subsidiary of American Century Companies, Inc., beneficially owned 9,878,873 shares of Class A common stock, with sole voting power over 9,689,862 shares and sole dispositive power over 9,878,873 shares; American Century Capital Portfolios, Inc. beneficially owned 7,240,000 shares of Class A common stock, with sole voting power and sole dispositive power over all of such shares; and Stowers Institute for Medical Research beneficially owned 9,878,873 shares of Class A common stock, with sole voting power over 9,689,862 shares and sole dispositive power over 9,878,873 shares. The address for the joint filers is 4500 Main Street, 9th Floor, Kansas City, Missouri 64111.
(15)
Based on the most recently available Schedule 13G/A filed with the SEC on January 28, 2022 by BlackRock, Inc. BlackRock, Inc. beneficially owned 6,330,460 shares of Class A common stock, with sole voting power over 5,928,667 shares and sole dispositive power over 6,330,460 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(16)
Based on the most recently available Schedule 13G/A filed with the SEC on February 14, 2022 by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP beneficially owned 4,101,353 shares of Class A common stock, with sole voting power over 4,008,074 shares and sole dispositive power over 4,101,353 shares. The address for Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, Texas 78746.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our Class A common stock and our other equity securities. Directors, executive officers and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such forms received by us, or written representation from certain reporting persons that no Form 5s were required for those persons, we believe that all reporting requirements under Section 16(a) for the 2021 fiscal year were met in a timely manner by our directors, executive officers and greater than 10% beneficial owners.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has furnished the following Compensation Committee Report for the 2021 fiscal year. This Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate this report by reference therein.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis provided below (the “CD&A”) with management. In reliance on the reviews and discussions referred to above, the Compensation Committee has recommended to the Board, and the Board has approved, that the CD&A be included in this proxy statement and our Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

By the Compensation Committee of the Board of Directors:

Martha Elena Diaz, Chair
Gilbert R. Vasquez

COMPENSATION DISCUSSION AND ANALYSIS

Administration of Compensation Program

The Compensation Committee of the Board of Directors (the “Committee”) has overall responsibility for evaluating and approving our executive compensation program. The Committee has the authority to review and determine the salaries and bonuses of our executive officers, including the Chief Executive Officer and the other Named Executive Officers, and to establish the general compensation policies for such individuals. The Committee also has the authority to administer and make discretionary equity incentive grants to all of our employees under our 2004 Equity Incentive Plan (as amended, the “2004 Plan”). Typically, our Chief Executive Officer makes compensation recommendations to the Committee with respect to our executive officers, in light of his role in the chief executive function, his unique perspective on the strategic direction of our company and day-to-day operations and his extensive experience in the digital and Spanish-language media industries, and the Committee may accept, adjust or reject such recommendations in its discretion.

The Committee operates under a written charter. The duties and responsibilities of a member of the Committee are in addition to his or her duties as a member of the Board. The charter reflects these various responsibilities, and the Committee is charged with periodically reviewing the charter, which it does annually. The Committee’s membership is determined by the Board and is composed entirely of independent directors as defined under NYSE listing standards as currently in effect. The Committee has the ability to establish and delegate authority to a subcommittee. In addition, the Committee has the authority to engage the services of outside advisors, experts and others, including independent compensation consultants to assist the Committee. The Committee has engaged Frederic W. Cook & Co., Inc. (“Frederic Cook”) as the Committee’s outside compensation consultant to provide advice directly to the Committee as well as company management in continuing to evaluate and develop compensation policies and practices. The role of Frederic Cook is to provide independent advice and expertise in executive compensation policies and practices. In connection with its engagement of Frederic Cook, the Committee considered various factors regarding Frederic Cook’s independence including, but not limited to, the amount of fees received by Frederic Cook from the company as a percentage of Frederic Cook’s total revenue, its policies and procedures designed to prevent conflicts of interest, and the existence of any business or personal relationship that could impact Frederic Cook’s independence. After reviewing these and other factors, the Committee determined that Frederic Cook was independent and that its engagement did not present any conflicts of interest.

In reviewing executive officer compensation, the Committee does not engage in specific benchmarking of executive officer compensation against competitive market data or our peer group; however, the Committee reviews competitive market data from the media and digital marketing industries as well as other comparably-sized companies, including those companies we have determined to be in our peer group, in combination with an analysis of other factors as described further below. In 2021, the Compensation Committee reviewed competitive market data for companies in our peer group, which the Committee determined consisted of the following companies, each of which is a publicly-traded company for which data is publicly available:

• Sinclair Broadcast Group, Inc.	• TEGNA Inc.	• Urban One, Inc.

• Cumulus Media Inc.	• Audacy, Inc.	• Gray Television, Inc.

• The E. W. Scripps Company	• Nexstar Media Group, Inc.	• Townsquare Media, Inc.

• AutoWeb, Inc.	• Fluent, Inc.	• Saga Communications, Inc.

• Tribune Media Company	• Emmis Communications Corp.	• Beasley Broadcast Group, Inc.

• Trade Desk, Inc.	• Hemisphere Media Group, Inc.	• TrueCar, Inc.

• QuinStreet, Inc.	• TiVo Corporation

The Committee held two meetings and acted by written consent two times during 2021. The Board did not modify any action or recommendation made by the Committee with respect to executive compensation for the 2021 fiscal year.

Objectives and Philosophy

The Committee believes that our executive compensation policies and practices are designed to attract and retain qualified executives, motivate and reward them for their performance as individuals and as a management team, and further align the interests of our executives with the interests of our stockholders. We are engaged in a very competitive industry, and our success depends significantly upon our ability to attract and retain qualified executives through competitive compensation packages offered to such individuals. In addition, the Committee believes in rewarding executives’ performance in obtaining key operating objectives, which, among other things, includes earnings, in light of general economic conditions, as well as specific company, industry and competitive conditions. The Committee also believes that our equity incentive compensation policies and practices should reward executives upon their continued employment with the company and the long-term price of our stock.

Our policy for allocating between long-term and current compensation is to ensure that we provide adequate base salary, bonus and equity incentive compensation to attract, retain and reward qualified executives for their services, while providing long-term incentives to reward retention and to maximize long-term value for the company and our stockholders. Our policy is to provide cash compensation in the form of base salary and bonuses to meet competitive salary requirements and, with respect to bonuses, to reward performance. We provide non-cash equity incentive compensation to meet competitive equity compensation needs, promote retention, reward performance and further align the interest of our executives with the company’s stockholders. The Committee typically evaluates total compensation and makes specific equity incentive compensation grants to Named Executive Officers in connection with services provided to us in their capacity as employees and executive officers. The Committee believes executives should be compensated for the services they perform without regard to existing equity holdings and typically the Committee does not take into account existing equity holdings of any Named Executive Officer in making new grants. The Committee believes its overall policies are competitive within our industry and in general, and are appropriate to fulfill our broad objectives with respect to executive compensation.

The Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of our executive officers. For fiscal year 2021, the Committee considered management’s achievement of our short- and long-term goals in light of general economic conditions as well as specific company, industry and competitive conditions. The principal factors the Committee took into account in evaluating each executive officer’s compensation package for the 2021 fiscal year are described below. However, the Committee has the discretion to apply only some or additional factors, or entirely different factors, for future years. Moreover, all of our Named Executive Officers have entered into employment agreements with the company and many components of each such person’s compensation, including both base salary and bonus, are set by such agreements and not subject to modification during their respective terms.

Generally, we use substantially the same form of executive employment agreement for each of our executive officers, other than Mr. Ulloa, to ensure that key elements of compensation and terms of employment for each of our executive officers are materially consistent. We generally enter into employment agreements with our executive officers for a term of three years, which provides consistency among our employment agreements with our executive officers, stability in the employment of our executive officers, and a meaningful period of time and flexibility to evaluate the performance of the executive at the end of each such term.

Typically, Mr. Ulloa, as our Chief Executive Officer, makes compensation recommendations to the Committee with respect to our executive officers, and the Committee may accept, adjust or reject such recommendations in its discretion. Mr. Ulloa is a founder, member of the Board and principal stockholder of the company, in addition to serving as our Chairman and Chief Executive Officer.

Our total compensation program for our executive officers consists of the following key elements of compensation:

•
Base salary
•
Bonus
•
Equity incentive compensation
•
Certain additional benefits and perquisites

Base Salary

It is our goal to provide a base salary for our executive officers that is sufficiently high to attract and retain a strong management team and reflect the individual executive’s responsibilities, value to us, experience and past performance. Base salaries for each of our executive officers are established pursuant to the terms of their respective employment agreements. Our standard executive employment agreement provides that an executive officer’s base annual salary may be increased during the term of the employment agreement, in the discretion of the Committee. Our standard executive employment agreement also does not permit a material reduction to be made to an executive’s then-current base annual salary, unless such reduction is applicable generally to other senior executives of the company. This provision is included to provide each executive with security with respect to their salary for competitive reasons, while providing us with flexibility in the event that the performance of the company, or the performance of our executive officers as a whole or other factors, such as macroeconomic conditions or disruptions caused by the COVID-19 pandemic, warrants the reduction in base salary of all executive officers.

Effective January 1, 2020, we entered into the current three-year employment agreement with Mr. Ulloa (the “2020 Ulloa Agreement”), pursuant to which he continues to serve as our Chairman and Chief Executive Officer, and which agreement replaced a substantially similar employment agreement that expired by its terms on December 31, 2019. As part of the Committee’s review and negotiation of the 2020 Ulloa Agreement, the Committee evaluated various criteria, including our performance, the terms of Mr. Ulloa’s prior employment agreement, the terms of executive employment agreements for chief executive officers at other companies within our industry and in general, and compensation paid to Mr. Ulloa in past years. The Committee consulted with Frederic Cook in evaluating the compensation and terms of the 2020 Ulloa Agreement, and Frederic Cook advised the Committee on various aspects of chief executive officer compensation policies and practices, including such practices at other companies within our industry and in general, without engaging in specific benchmarking. The Committee also consulted with outside legal counsel in drafting the 2020 Ulloa Agreement. The 2020 Ulloa Agreement provides for an initial base salary of $1,378,912 per year commencing in 2020 (compared to an initial base salary of $1,250,000 per year under his prior employment agreement) and further provides that the initial base salary shall be reviewed at least annually prior to the anniversary of its effective date and may be increased, in the discretion of the Committee. In reviewing increases in the base salary, the 2020 Ulloa Agreement provides that the Committee shall consider factors including, but not limited to, the market for executives with skills and experience similar to those of Mr. Ulloa, performance considerations, and the nature and extent of salary increases given to other employees of the company during the prior year.

Effective January 1, 2022, we entered into a new three-year employment agreement with Mr. Young (the “2022 Young Agreement”), pursuant to which he continues to serve as our Chief Financial Officer and Treasurer, and which agreement replaced a substantially similar employment agreement that expired by its terms on December 31, 2021. The 2022 Young Agreement provides for an initial base salary of $650,000 per year commencing in 2022 (compared to an initial base salary of $551,565 per year under his prior employment agreement), which may be increased in connection with any increases in base compensation given to the company’s employees and other senior executive officers, and such other factors as considered by the Committee, in its sole discretion. The Committee relied substantially upon our Chief Executive Officer to negotiate the material terms of the 2022 Young Agreement, and the Committee considered factors including Mr. Young’s performance during the term of his prior employment agreement; his experience in the industry and with the company; the responsibilities to be performed by Mr. Young during the term of the agreement; competitive considerations, including Mr. Young’s retention and incentive to enter into a new three-year employment agreement with us; and a general comparison of the base salaries of chief financial officers of other companies in our industry, without engaging in specific benchmarking.

Effective March 1, 2020, we entered into the current three-year employment agreement with Mr. Liberman (the “2020 Liberman Agreement”), pursuant to which he continues to serve as our President and Chief Operating Officer, and which agreement replaced a substantially similar employment agreement that expired by its terms on February 29, 2020. The 2020 Liberman Agreement provides for an initial base salary of $717,035 per year commencing in March 2020 (compared to an initial base salary of $650,000 per year under his prior employment agreement), which may be increased in connection with any increases in base compensation given to the company’s employees and other senior executive officers, and such other factors as considered by the Committee, in its sole discretion. The Committee relied substantially upon our Chief Executive Officer to negotiate the material terms of the 2020 Liberman Agreement, and the Committee considered factors including Mr. Liberman’s performance during the term of his prior employment agreement and the responsibilities to be performed by Mr. Liberman during the term of the 2020 Liberman Agreement; competitive considerations, including Mr. Liberman’s retention and incentive to enter into a new three-year employment agreement with us; and a general comparison of the base salaries of chief operating officers of other companies in our industry, without engaging in specific benchmarking.

Effective May 13, 2019, we entered into a three-year employment agreement with Mr. Meyer (the “2019 Meyer Agreement”), pursuant to which he serves as our Chief Revenue Officer. The 2019 Meyer Agreement provides for an initial base salary of $500,000 per year, subject to increases in connection with any increases in base compensation given to the company’s employees and other senior executive officers, and such other factors as considered by the Committee, in its sole discretion. The Committee relied substantially upon our Chief Executive Officer to negotiate the material terms of the 2019 Meyer Agreement, and the Committee considered factors including Mr. Meyer’s experience in the industry, including his prior experience with the company; the responsibilities to be performed by Mr. Meyer during the term of the agreement; competitive considerations, including Mr. Meyer’s retention and incentive to commence employment with the company and enter into a new three-year employment agreement with us; and a general comparison of the base salaries of executive officers of other companies in our industry, without engaging in specific benchmarking. We currently intend to enter into a new agreement with Mr. Meyer, on terms to be determined, effective upon termination of the 2019 Meyer Agreement.

Effective November 5, 2020, we entered into a three-year employment agreement with Mr. Saldívar (the “2020 Saldívar Agreement”), pursuant to which he serves as our Chief Digital, Strategy and Accountability Officer. The 2020 Saldívar Agreement provides for an initial base salary of $395,000 per year, subject to increases in connection with any increases in base compensation given to the company’s employees and other senior executive officers, and such other factors as considered by the Committee, in its sole discretion. The Committee relied substantially upon our Chief Executive Officer to negotiate the material terms of the 2020 Saldívar Agreement, and the Committee considered factors including Mr. Saldívar’s experience in the industry, including his prior experience with the company; the responsibilities to be performed by Mr. Saldívar during the term of the agreement; competitive considerations, including Mr. Saldívar’s incentive to cease his consulting practice and part-time services to the company in order to provide services full-time for a three-year term; and a general comparison of the base salaries of executive officers of other companies in our industry, without engaging in specific benchmarking.

Bonus

Similarly as discussed above with respect to base salary, the Committee believes that we should provide cash bonus compensation to our executive officers that is sufficiently high to attract and retain a strong management team and reflects the individual executive’s responsibilities and service to the company, value to the company, experience and past performance. Bonuses granted to our executive officers are also established, in part, pursuant to the terms of their respective employment agreements.

Under the terms of the 2020 Ulloa Agreement, Mr. Ulloa is eligible to receive an annual cash bonus of up to 100% of his then-applicable base salary pursuant to such factors, criteria or annual bonus plan(s) of the company, as determined by the Committee from time to time. The Committee has the discretion to determine, on either a prospective or retrospective basis, the factors, criteria or annual bonus plan(s), including performance goals which must be met, if any, for such annual cash bonus to be paid to Mr. Ulloa for each applicable year of his employment agreement.

With respect to the bonus for 2021 for Mr. Ulloa under the 2020 Ulloa Agreement, the Committee primarily considered: (i) the performance and specific accomplishments of Mr. Ulloa during 2021; (ii) the company’s overall performance during 2021; and (iii) the aggregate bonuses received by Mr. Ulloa in prior years, including the fact that Mr. Ulloa had requested that the Committee refrain from granting the full amount of the bonus which he was eligible to receive in certain prior years. Following its review, the Committee granted a bonus to Mr. Ulloa in the amount of $450,000 with respect to calendar year 2021.

Bonuses for executive officers are recommended by our Chief Executive Officer and reviewed and approved by the Committee, in its sole discretion. Under the terms of the 2022 Young Agreement, Mr. Young is eligible to receive an annual bonus of up to 100% of his then-applicable base salary in the sole discretion of the Committee. Under the terms of the 2020 Liberman Agreement, Mr. Liberman is eligible to receive an annual bonus of up to 100% of his then-applicable base salary, in the sole discretion of the Committee. Under the terms of the 2019 Meyer Agreement, Mr. Meyer is eligible to receive quarterly bonuses for each of the first three quarters of each year in an amount up to $50,000 per quarter, in the event the company achieves net revenue levels to be determined by the company. Additionally, under the terms of the 2019 Meyer Agreement, Mr. Meyer is eligible to receive an annual bonus of up to $150,000, with each bonus payment subject to the company’s achievement of net revenue levels to be determined by the company, and up to an additional $600,000, in the event the company overachieves those financial targets. Under the terms of the 2020 Saldívar Agreement, Mr. Saldívar is eligible to receive an annual target bonus of $200,000 in the sole discretion of the Committee.

In March 2022, the Committee approved (i) a discretionary bonus in the amount of $320,000 to Mr. Young for calendar year 2021, (ii) a discretionary bonus in the amount of $405,000 to Mr. Liberman for calendar year 2021, (iii) to Mr. Meyer, a performance bonus in accordance with his employment agreement in the amount of $498,000 based upon the company’s achievement of certain net revenue targets in calendar year 2021, and (iv) a discretionary bonus in the amount of $320,000 to Mr. Saldívar for calendar year 2021. Factors considered by our Chief Executive Officer in recommending, and by the Committee in reviewing and approving, the discretionary bonuses included: (i) the performance and specific accomplishments of each of Messrs. Young, Liberman, Meyer and Saldívar and each of their respective departments during 2021; (ii) the company’s overall performance during 2021; and (iii) general competitive considerations, including retention purposes. The Committee relied substantially upon our Chief Executive Officer’s recommendation with respect to the amount of these bonuses and did not engage in specific benchmarking.

Equity Incentive Compensation

The Committee believes in linking long-term incentives to stock ownership. The Committee believes that the incentive of future stock ownership encourages employees to remain employed by the company and motivates them to use their best efforts at all times. In addition, the Committee believes that equity incentive compensation further enhances the alignment of the interests of our executive officers and other employees with those of our stockholders. In May 2004, our stockholders adopted the 2004 Plan, which replaced the 2000 Plan, and the 2004 Plan is our primary vehicle for offering equity incentive compensation to our directors, executive officers and other employees. In 2021, our stockholders approved an amendment to the 2004 Plan to extend the term of the plan until May 2031. The 2004 Plan is administered by the Committee, which determines the type and amount of grants, vesting requirements and other features and conditions of equity incentive compensation awards. Each of our Named Executive Officers is eligible to receive grants of stock options, restricted stock or other equity incentive grants under the 2004 Plan. We typically grant equity incentive awards to our executive officers and other key employees on an annual basis. We do not have specific stock ownership guidelines applicable to our executive officers.

We do not use any pre-determined formula in determining the amount of equity incentive grants that are granted to executive officers. We base the amount of equity incentive grants on such considerations as the level of experience and individual performance of such executive officer, the number of stock options or restricted stock units granted to such executive officer in previous grants, and general competitive considerations, including retention of each executive officer. The Committee relies substantially on our Chief Executive Officer to make specific recommendations regarding which individuals, including our Named Executive Officers, should receive equity incentive grants and the amounts of such grants, in recognition of the fact that our Chief Executive Officer is in the best position to evaluate which individuals are most likely to be motivated by such incentive compensation, and are most valuable to our performance and entitled to be rewarded, by such incentive compensation. The Committee believes that executives should be compensated for the services that they perform without regard to existing equity holdings, and typically does not take into account existing equity holdings of any Named Executive Officer.

As part of the Committee’s ongoing review and evaluation of equity incentive compensation, during 2021 the Committee reviewed our objectives regarding equity incentive compensation and the effectiveness of various forms of equity incentive grants with respect to these objectives. The Committee consulted with Frederic Cook, which prepared a report for the Committee’s review that compared our equity incentive compensation practices to a peer group of comparably-sized media companies and advised the Committee on various aspects of equity compensation policies and practices, including, among other things, types of equity incentive grants, appropriate vesting criteria and the equity incentive compensation policies and practices of other companies in our industry and generally. The Committee also sought the input of our Chief Executive Officer with respect to the appropriate pool of employees who should receive equity incentive grants, appropriate vesting criteria and the regulatory, tax and accounting effects of various forms of equity incentive grants. The Committee considered factors including, among other things: (i) the Committee’s objectives with respect to equity incentive compensation; (ii) general economic and specific industry conditions experienced by the company; (iii) the efforts and performance of the company’s executive officers and employees; (iv) various types of equity incentive awards; (v) various forms of vesting components, including time-based vesting and performance-based vesting; (vi) the appropriate length and frequency of time-based vesting components; (vii) aggregate share usage; and (viii) the regulatory, tax and accounting treatment of various types of equity incentive awards, including the effects of Accounting Standards Codification (“ASC”) 718, “Stock Compensation” issued by the Financial Accounting Standards Board. Following its review, the Committee determined that restricted stock units using time-based vesting criteria were an effective means of meeting our equity incentive compensation objectives for the 2021 fiscal year.

In December 2021, the Committee granted a total of 3,114,600 restricted stock units to our executive officers and other key employees, with 1,285,000, or 41%, of such amount being granted to our Named Executive Officers. These restricted stock units were awarded under the 2004 Plan, and each restricted stock unit entitles the recipient to receive one share of our Class A common stock for each restricted stock unit when the applicable vesting requirements are satisfied. These restricted stock units vest as follows: (i) 25% on December 20, 2021; (ii) 25% on December 20, 2022; (iii) 25% on December 20, 2023; and (iv) 25% on December 20, 2024; in each case, provided that the recipient is employed by us on such date.

Benefits and Perquisites

With limited exceptions, the benefits and perquisites provided to our executive officers, including our Named Executive Officers, are generally available to all of our employees. Exceptions include a monthly automobile allowance provided to certain executives, including our Named Executive Officers, and the cost of life insurance premiums for the benefit of certain of our Named Executive Officers. In addition, we provide, without cost to employees, a travel accident insurance policy that provides a travel accident benefit to all employees, with a greater accident benefit for executives than for non-executives. We also generally pay a portion of the health insurance premiums for our employees, and for certain executive officers, including our Named Executive Officers, we pay a greater amount or all of the health insurance premiums than the amount that we pay for employees in general.

Change in Control

Pursuant to our standard executive employment agreement, should there be a change in control of the company, including a change of control of the company where the executive officer is not offered continued employment as a senior executive or is required to move his residence outside of the metropolitan area provided in his then-current employment agreement, the executive officer will be entitled to receive all accrued salary and benefits through the date of termination, any discretionary bonus that has been approved by the Committee and a severance payment equal to one year of his then-current base salary.

The current employment agreements for each of our Named Executive Officers provide for this type of severance compensation, except as described as follows:

•
With respect to Mr. Ulloa, if, following a change in control of the company, Mr. Ulloa’s employment is terminated by us without cause, or is terminated by him for good reason (as each such term is defined in the 2020 Ulloa Agreement), he would be entitled to receive: (i) all accrued salary and bonuses through the date of termination; (ii) a lump sum severance payment in an amount equal to the sum of (x) three times his then-current base salary, plus (y) three times his average annual bonus for the three years preceding such termination; and (iii) continuation of all benefit coverage (or reimbursement for expenses incurred in collection with such benefit coverage) for a period of two years after such termination. In addition, upon any termination described above, there would be (i) immediate vesting of, and the lapse of all restrictions applicable to, all unvested stock options and any other equity incentives that vest solely based on the passage of time granted to Mr. Ulloa and outstanding immediately prior to the such termination; and (ii) vesting of any performance based equity incentives awarded to Mr. Ulloa and outstanding immediately prior to the such termination, such vesting to occur in accordance with the terms of the applicable award agreements and plans determined as if Mr. Ulloa’s employment with the company had not terminated.
•
With respect to Mr. Young, if his employment is terminated by us without cause or by Mr. Young for “good reason” (as each such term is defined in the 2022 Young Agreement), including a change of control of the company where Mr. Young is required to move the principal location at which his job duties will be based outside the greater Los Angeles, California area, Mr. Young would be entitled to receive all accrued salary and benefits through the date of termination, as well as a severance payment (the “Severance Payment”) equal to (i) Mr. Young’s then-current base salary, plus (ii) a prorated bonus amount equal to the product of: (x) the average annual bonuses received by Mr. Young for the two years preceding the year of such termination, multiplied by (y) a fraction, the numerator of which is the number of days preceding such termination in the then-current calendar year, and the denominator of which is 365. In addition, after a change is required to move the principal location at which his job duties will be based outside the greater Los Angeles, California area in control of the company, if Mr. Young is not offered continued employment as chief financial officer of the surviving or acquiring entity or the company terminates his employment at any time during the remainder of the term of the agreement for any reason other than for cause, he will be entitled to receive: (i) all accrued salary and benefits through the date of termination; (ii) the Severance Payment; (iii) immediate vesting of, and lapse of all restrictions applicable to, all unvested and outstanding time-based equity incentive grants; and (iv) vesting of all unvested and outstanding performance-based equity incentive grants, at such time and in the event that any applicable performance-based criteria have been met under the terms of applicable award agreements as if Mr. Young had not terminated employment with the company and with the lapse of all restrictions applicable to vesting based on the passage of time.
•
With respect to Mr. Liberman, instead of receiving a severance payment equal to all accrued salary and benefits through the date of termination and one year of his then-current base salary, he would be entitled to receive a severance payment equal to (i) all accrued salary and benefits through the date of termination, (ii) a severance payment equal to (a) one year of his then-current base salary, multiplied by (b) 1.5, (iii) a discretionary annual bonus for the calendar year prior to Mr. Liberman’s termination (if Mr. Liberman has not yet received any discretionary bonus for such calendar year) equal to the average of (a) the annual bonus received by Mr. Liberman for the calendar year preceding such prior calendar year and (b) the annual discretionary bonus received by the company’s Chief Financial Officer and General Counsel for such prior calendar year, and (iv) a prorated bonus amount equal to the product of: (a) the average of the annual bonuses received by Mr. Liberman for the two full calendar years preceding the year of such termination (including, if applicable, as calculated under the immediately preceding subsection (iii)), multiplied by (b) a fraction, the numerator of which is the number of days preceding such termination in the then-current calendar year, and the denominator of which is 365. If Mr. Liberman’s employment is terminated by the company for cause, he will only be entitled to receive accrued salary and benefits through the date of termination and shall be ineligible for any bonus or other compensation.
•
With respect to Mr. Meyer, instead of receiving a severance payment equal to all accrued salary and benefits through the date of termination and one year of his then-current base salary, he would be entitled to receive a severance payment equal to (i) all accrued salary and benefits through the date of termination, (ii) a severance payment equal to (a) one year of his then-current base salary, multiplied by (b) 0.5, and (iii) a prorated bonus amount equal to the product of: (a) the quarterly bonus that Mr. Meyer would be entitled to receive had his employment not been terminated during the quarter for such quarterly bonus, multiplied by (b) a fraction, the numerator of which is the number of days preceding such termination in the then-current calendar quarter, and the denominator of which is 90, and (iv) if the termination occurs in the fourth quarter of the year, a prorated bonus amount equal to the product of: (a) the annual bonus that Mr. Meyer would be entitled to receive had his employment not been terminated during the fourth quarter, multiplied by (b) a fraction, the numerator of which is the number of days during the year in which Mr. Meyer was employed by the company and the denominator of which is 365.
•
Mr. Saldívar is not entitled to any additional payments in the event of a change in control of the company.

Director Compensation

For directors who are also employees of the company, we do not provide additional compensation and such individuals are compensated only for their service as an officer or employee of the company, as the Committee believes that employee directors are adequately compensated for all of their responsibilities, including service as a director, through their compensation as employees.

Directors of the company who are not employees of the company are compensated for their services as follows: (i) an annual grant of restricted stock units under the 2004 Plan that has a grant date value of $80,000, with the grant to be made effective as of the date of the annual stockholder meeting; (ii) $75,000 per year; and (iii) for committee members, an additional cash retainer ($25,000 for the Audit Committee Chair and $10,000 for Audit Committee members who are not the Chair, $15,000 for the Compensation Committee Chair and $5,000 for Compensation Committee members who are not the Chair, and $15,000 for the Nominating/Governance Committee Chair and $5,000 for Nominating/Corporate Governance Committee members who are not the Chair).

As part of the Committee’s ongoing review of director compensation, during 2021 the Committee consulted with Frederic Cook, which advised the Committee on various aspects of director equity compensation policies and practices. The Committee also sought the input of our Chairman and Chief Executive Officer, who, as an officer of the company, was not entitled to receive any compensation for his services as a director, with respect to the implementation of director equity incentive compensation. The Committee also considered the regulatory, tax and accounting effects of various forms of equity incentive grants. The Committee completed its review of director compensation in April 2021, and determined that this director compensation policy was an effective means of meeting our director compensation objectives. The Committee recommended that the Board approve this director compensation policy, and the Board approved this director compensation policy at the Board’s meeting on May 27, 2021.

At the Board’s meeting on May 27, 2021, in accordance with the company’s director compensation policy, the Board as a whole granted 17,058 restricted stock units to each non-employee director for calendar year 2021. The restricted stock units vest on the earlier of (a) the first anniversary of the grant date or (b) the business day immediately preceding the date of the 2022 Annual Meeting, provided that the recipient is a member of the Board on such date. The underlying shares of Class A common stock relating to such restricted stock units shall be distributed to each such director at the time of termination of such director’s service with the company, other than with regard to Mr. Zevnik, who elected to receive such underlying shares upon vesting for the purposes of charitable giving. Additionally, in light of the COVID-19 pandemic and its effects on the company’s business, as well as on the advice of Frederic Cook regarding non-employee director compensation policies and practices of the Company and other publicly-traded companies, the Board reduced the annual cash retainer for each non-employee director for the 2020-2021 term by 20 percent (from $65,000 to $52,000) at its meeting on May 28, 2020. At the Board’s meeting on December 10, 2020, the Board reinstated the annual cash retainer for each non-employee director for the 2020-2021 director term to $65,000, retroactive to May 28, 2020, in accordance with the company’s director compensation policy. This decision was based on factors including new advice of Frederic Cook regarding non-employee director compensation policies and practices of the company and other publicly-traded companies.

Tax Accounting and Treatment

Accounting for Stock-Based Compensation

Beginning January 1, 2006, we began accounting for stock-based payments, including awards granted under the 2004 Plan, in accordance with the requirements of ASC 718. For additional information regarding ASC 718, please refer to Note 2, “Summary of Significant Accounting Policies” in the Notes to Consolidated Financial Statements included in the 10-K.

Summary Compensation Table for Fiscal Year 2021, 2020 and 2019

Name and Principal Position	Year	Salary ($)		Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Walter F. Ulloa,	2021	$1,378,912		$450,000	$4,578,000	$—	$—	$—	$35,308	(3)	$6,442,220
Chief Executive Officer	2020	$1,378,912		$275,000	$1,716,000	$—	$—	$—	$35,308	(3)	$3,405,220
	2019	$1,313,250		$250,000	$1,076,000	$—	$—	$—	$35,308	(3)	$2,674,558

Christopher T. Young,	2021	$568,112		$320,000	$915,600	$—	$—	$—	$24,158	(4)	$1,827,870
Chief Financial Officer	2020	$568,112		$161,400	$343,200	$—	$—	$—	$24,158	(4)	$1,096,870
	2019	$551,565		$176,000	$201,750	$—	$—	$—	$24,158	(4)	$953,473

Jeffrey A. Liberman,	2021	$717,035		$405,000	$1,079,100	$—	$—	$—	$24,720	(5)	$2,225,855
President and Chief Operating Officer	2020	$717,035		$205,500	$405,600	$—	$—	$—	$24,720	(5)	$1,352,855
	2019	$682,890		$225,000	$242,100	$—	$—	$—	$24,720	(5)	$1,174,710

Karl A. Meyer,	2021	$515,000		$498,000	$915,600	$—	$—	$—	$20,308	(6)	$1,948,908
Chief Revenue Officer	2020	$515,000		$186,500	$343,200	$—	$—	$—	$20,308	(6)	$1,065,008
	2019	$318,269		$171,000	$201,750	$—	$—	$—	$11,846	(6)	$702,865

Juan Saldívar von Wuthenau	2021	$395,000	(7)	$320,000	$915,600	$—	$—	$—	$10,404	(8)	$1,641,004
Chief Digital, Strategy and Accountability Officer	2020	$65,833	(7)	$161,400	$343,200	$—	$—	$—	$—		$570,433

(1)
Bonus amounts awarded to each Named Executive Officer were based on the satisfaction of factors set forth in their respective employment agreements, as described in the CD&A.
(2)
For a discussion of the assumptions used in the valuation of awards (estimated forfeitures are not considered for purposes of these computations and the full fair value is recognized in the year of grant), see Note 14 "Equity Incentive Plans" in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K, as filed with the SEC on March 16, 2022.
(3)
For each of 2021, 2020 and 2019, includes $24,000 as an automobile allowance and $11,308 for medical insurance premiums.
(4)
For each of 2021, 2020 and 2019, includes $12,000 as an automobile allowance, $11,308 for medical insurance premiums and $850 for life insurance premiums.
(5)
For each of 2021, 2020 and 2019, includes $12,000 as an automobile allowance, $11,308 for medical insurance premiums and $1,412 for life insurance premiums.
(6)
For each of 2021 and 2020, includes $9,000 as an automobile allowance and $11,308 for medical insurance premiums. For 2019, includes $5,250 as an automobile allowance and $6,596 for medical insurance premiums.

(7)
In 2020, represents salary compensation since November 5, 2020, which is the effective date of the 2020 Saldívar Agreement. In 2021 and 2020, there was an additional $183,000 and $549,271, respectively, in fees paid to SWS, of which Mr. Saldívar is owner and chief executive officer, in connection with a consulting agreement between the company and SWS.
(8)
For 2021, includes $4,750 as an automobile allowance and $5,654 for medical insurance premiums.

Pay Ratio Disclosure

In August 2015, pursuant to a mandate under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the chief executive officer. Registrants were obligated to comply with the pay ratio rule for the first fiscal year beginning on or after January 1, 2017.

In order to determine the median employee, we prepared a list of all employees as of December 31, 2021. As permitted by SEC rules, for purposes of preparing this list for fiscal year 2021 we excluded:

•
all 95 of the employees of MediaDonuts Pte. Ltd. and all 15 of the employees of 365 Digital Media (Pty) Ltd, each of which we acquired during 2021; and
•
48 employees located in Bolivia, Chile, Costa Rica, Dominican Republic, Ecuador, El Salvador and Panama, comprising 4.4% of our total employees.

As a result of these permitted exclusions, we had a total of 945 employees on this list as of December 31, 2021.

We identified the median employee by examining the 2021 total cash compensation for all such individuals on this list, excluding our chief executive officer, who were employed by us on December 31, 2021 (whether employed on a full-time, part-time or seasonal basis). For such employees, we did not make any assumptions, adjustments or estimates with respect to total cash compensation, and we did not annualize the compensation for any full-time employees that were not employed by us for all of 2021. We applied a U.S. dollar exchange rate to the compensation elements paid to our employees in currencies other than the U.S. dollar.

Using reasonable estimates in accordance with SEC rules, we determined the compensation of our median employee by: (i) calculating the annual total compensation described above for each of our non-excluded employees; (ii) ranking the annual total compensation of all non-excluded employees, except for the chief executive officer, from highest to lowest; and (iii) since we have an even number of employees when not considering our chief executive officer, determining the average of the annual total compensation of the two employees who were the 472nd and 473rd persons on that ranking (the “Median Employee”).

After identifying the Median Employee, we calculated annual total compensation for both employees using the same methodology we use for our named executive officers as set forth in “Summary Compensation Table for Fiscal Year 2021, 2020 and 2019” above, and then we calculated the average annual total compensation of those two employees.

As a result of the foregoing, the annual total compensation for fiscal year 2021 for our chief executive officer was $6,442,220 and for the Median Employee it was $38,967, resulting in a ratio of 165.3 to 1. Given the different methodologies that various public companies are using to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

Grants of Plan-Based Awards During 2021

									All Other	All Other
									Stock Awards:	Option Awards:
		Number of							Number of	Number of	Exercise or
		Non-Equity	Estimated Future Payouts Under Non-			Estimated Future Payouts Under			Shares of	Securities	Base Price	Grant Date
		Incentive Plan	Equity Incentive Plan Awards			Equity Incentive Plan Awards (1)			Stock or	Underlying	of Option	Fair Value
Name	Grant Date	Units Granted (#)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($ / Sh)	of Stock and Option Awards
Walter F. Ulloa	12/15/21	—	$—	$—	$—	700,000	700,000	700,000	—	—	$6.54	$6.54
Christopher T. Young	12/15/21	—	$—	$—	$—	140,000	140,000	140,000	—	—	$6.54	$6.54
Jeffrey A. Liberman	12/15/21	—	$—	$—	$—	165,000	165,000	165,000	—	—	$6.54	$6.54
Karl A. Meyer	12/15/21	—	$—	$—	$—	140,000	140,000	140,000	—	—	$6.54	$6.54
Juan Saldívar von Wuthenau	12/15/21	—	$—	$—	$—	140,000	140,000	140,000	—	—	$6.54	$6.54

(1)
Represents restricted stock unit awards which vest as follows: (i) 25% on December 20, 2021, provided the recipient is employed by the company on such date; (ii) 25% on December 20, 2022, provided the recipient is employed by the company on such date; (iii) 25% on December 20, 2023, provided the recipient is employed by the company on such date; and (iv) 25% on December 20, 2024, provided the recipient is employed by the company on such date.

Employment Agreements

Agreement with Walter F. Ulloa. Effective January 1, 2020, we entered into the 2020 Ulloa Agreement, pursuant to which he continues to serve as our Chairman and Chief Executive Officer. The 2020 Ulloa Agreement replaces a substantially similar agreement which was effective as of January 1, 2017 through December 31, 2019. The 2020 Ulloa Agreement is for a term that commenced on January 1, 2020 and terminates on December 31, 2022, and provides for an initial base salary of $1,378,912 per year. Mr. Ulloa’s salary shall be reviewed at least annually by the Compensation Committee and, in that committee’s discretion, the base salary may be increased in subsequent years of the term of the agreement. Mr. Ulloa’s annual base salary is currently $1,420,280.

Mr. Ulloa is eligible to receive an annual bonus of up to 100% of his then-applicable base salary pursuant to such factors, criteria or annual bonus plan(s) of the company as determined by the Compensation Committee from time to time. Mr. Ulloa is also eligible to receive grants of stock options, restricted stock and other grants under the 2004 Plan, or any successor plan thereto, on the same terms as the company’s other executive officers.

If Mr. Ulloa’s employment is terminated by us without cause or is a constructive termination without cause, Mr. Ulloa will be entitled to receive: (i) all accrued salary and bonuses through the date of termination; (ii) a lump sum severance payment in an amount equal to the greater of (x) two times his then-current base salary or (y) the amount of his then-current base salary multiplied by a fraction, the numerator of which is the number of months remaining in the term of the agreement and the denominator of which is 12; (iii) an additional lump sum severance payment in an amount equal to two times his average annual bonus for the three years preceding such termination; (iv) continuation of all benefit coverage (or reimbursement for expenses incurred in collection with such benefit coverage) for a period of two years after such termination; (iv) immediate vesting of, and the lapse of all restrictions applicable to, all unvested stock options and any other equity incentives that vest solely based on the passage of time granted to such him and outstanding immediately prior to the such termination; and (v) vesting of any performance based equity incentives awarded to him and outstanding immediately prior to the such termination, such vesting to occur in accordance with the terms of their applicable award agreements and plans determined as if such Mr. Ulloa’s employment with the company had not terminated. If a termination without cause follows a change of control of the company or is initiated by Mr. Ulloa for good reason, as specified in the agreement, Mr. Ulloa shall be entitled to receive the amounts specified in the first sentence of this paragraph; provided, however, that in lieu of the amount specified in clause (ii) of such sentence, Mr. Ulloa shall be entitled to receive a lump sum severance payment in an amount equal to three times the sum of his then-current base salary, and in lieu of the amount specified in clause (iii) of such sentence, Mr. Ulloa shall be entitled to receive a lump sum severance payment in an amount equal to three times his average annual bonus for the three years preceding such termination. If Mr. Ulloa’s employment is terminated by the company for cause, all payments under Mr. Ulloa’s agreement shall cease, except for all accrued salary and bonuses through the date of termination.

The employment agreements that we have entered into with our other Named Executive Officers are substantially similar to each other and are summarized below.

Agreement with Christopher T. Young. Effective January 1, 2022, we entered into the 2022 Young Agreement, pursuant to which he continues to serve as our Chief Financial Officer and Treasurer. The agreement replaces a substantially similar agreement which was effective as of January 1, 2019 through December 31, 2021. The 2022 Young Agreement provides for an initial base salary of $650,000 per year, which may be increased in the discretion of the Compensation Committee. The agreement with Mr. Young expires on December 31, 2024. Mr. Young’s annual base salary is currently $650,000.

Mr. Young is eligible to receive an annual bonus, in the discretion of the Compensation Committee, of up to 100% of his then-applicable base salary. Mr. Young is also eligible to receive equity incentive grants under the 2004 Plan, or any successor plan thereto, in the discretion of the Compensation Committee.

If Mr. Young’s employment is terminated by us without cause or by Mr. Young for good reason (as each such term is defined in the 2022 Young Agreement), including a change of control of the company where Mr. Young is required to move the principal location at which his job duties will be based outside the greater Los Angeles, California area, Mr. Young would be entitled to receive all accrued salary and benefits through the date of termination, as well as a severance payment (the “Severance Payment”) equal to (i) Mr. Young’s then-current base salary, plus (ii) a prorated bonus amount equal to the product of: (x) the average annual bonuses received by Mr. Young for the two years preceding the year of such termination, multiplied by (y) a fraction, the numerator of which is the number of days preceding such termination in the then-current calendar year, and the denominator of which is 365. In addition, after a change in control of the company, if Mr. Young is not offered continued employment as chief financial officer of the surviving or acquiring entity or the company terminates his employment at any time during the remainder of the term of the agreement for any reason other than for cause, he will be entitled to receive: (i) all accrued salary and benefits through the date of termination; (ii) the Severance Payment; (iii) immediate vesting of, and lapse of all restrictions applicable to, all unvested and outstanding time-based equity incentive grants; and (iv) vesting of all unvested and outstanding performance-based equity incentive grants, at such time and in the event that any applicable performance-based criteria have been met under the terms of applicable award agreements as if Mr. Young had not terminated employment with the company and with the lapse of all restrictions applicable to vesting based on the passage of time. If Mr. Young’s employment is terminated by us for cause (as such term is defined in the 2022 Young Agreement), Mr. Young will be entitled to receive only any accrued salary and benefits through the date of termination, and shall be ineligible for any bonus.

Agreement with Jeffery A. Liberman. Effective March 1, 2020, we entered into the 2020 Liberman Agreement, pursuant to which he continues to serve as our President and Chief Operating Officer. The 2020 Liberman Agreement replaces a substantially similar agreement, which was effective as of March 1, 2017 through February 29, 2020. The 2020 Liberman Agreement provides for an initial base salary of $717,035 per year, which may be increased in the discretion of the Compensation Committee. The agreement with Mr. Liberman expires on February 28, 2023. Mr. Liberman’s annual base salary is currently $738,546.

Mr. Liberman is eligible to receive an annual bonus, in the discretion of the Compensation Committee, of up to 100% of his then-applicable base salary. Mr. Liberman is also eligible to receive equity incentive grants under the 2004 Plan, or any successor plan thereto, in the discretion of the Compensation Committee.

If Mr. Liberman’s employment is terminated by us without cause or by Mr. Liberman for good reason, including a change of control of the company where Mr. Liberman is not offered continued employment as a senior executive or is required to move his residence outside the greater Los Angeles, California area, he will be entitled to receive: (i) all accrued salary and benefits through the date of termination, (ii) a severance payment equal to one year of his then-current base salary multiplied by 1.5, payable in 12 equal monthly payments, (iii) a discretionary annual bonus for the calendar year prior to Mr. Liberman’s termination (if Mr. Liberman has not yet received any discretionary bonus for such calendar year) equal to the average of (a) the annual bonus received by Mr. Liberman for the calendar year preceding such prior calendar year and (b) the annual discretionary bonus received by the Company’s Chief Financial Officer and General Counsel for such prior calendar year, and (iv) a prorated bonus amount equal to the product of: (a) the average of the annual bonuses received by Mr. Liberman for the two full calendar years preceding the year of such termination (including, if applicable, as calculated under the immediately preceding subsection (iii)), multiplied by (b) a fraction, the numerator of which is the number of days preceding such termination in the then-current calendar year, and the denominator of which is 365.

Mr. Liberman’s receipt of this severance payment is conditioned upon his execution of a customary form of release whereby he waives all claims arising out of his employment and termination of employment. If Mr. Liberman’s employment is terminated by us for cause, he will only be entitled to receive accrued salary and benefits through the date of termination and shall be ineligible for any bonus.

Agreement with Karl A. Meyer. Effective May 13, 2019, we entered into the 2020 Meyer Agreement, pursuant to which he serves as our Chief Revenue Officer. The 2020 Meyer Agreement provides for an initial base salary of $500,000 per year, which may be increased in the discretion of the Compensation Committee. The agreement with Mr. Meyer expires on April 30, 2022. Mr. Meyer’s annual base salary is currently $530,450.

Mr. Meyer is eligible to receive up to $50,000 quarterly bonuses for each of the first three quarters of each year and an annual bonus of up to $150,000, with each bonus payment subject to the company’s achievement of certain financial targets, and up to an additional $600,000, in the event the company overachieves those financial targets. Mr. Meyer is also eligible to receive equity incentive grants under the 2004 Plan, or any successor plan thereto, in the discretion of the Compensation Committee.

If Mr. Meyer’s employment is terminated by us without cause or by Mr. Meyer for good reason, including a change of control of the company where Mr. Meyer is not offered continued employment as a senior executive or a requirement to move the principal location at which his job duties will be based outside the greater Los Angeles, California area, he will be entitled to receive: (i) all accrued salary and benefits through the date of termination, (ii) a severance payment equal to (a) one year of his then-current base salary, multiplied by (b) 0.5, (iii) a prorated bonus amount equal to the product of: (a) the quarterly bonus that Mr. Meyer would be entitled to receive had his employment not been terminated during the quarter for such quarterly bonus, multiplied by (b) a fraction, the numerator of which is the number of days preceding such termination in the then-current calendar quarter, and the denominator of which is 90, and (iv) if the termination occurs in the fourth quarter of the year, a prorated bonus amount equal to the product of: (a) the annual bonus that Mr. Meyer would be entitled to receive had his employment not been terminated during the fourth quarter, multiplied by (b) a fraction, the numerator of which is the number of days during the year in which Mr. Meyer was employed by the company and the denominator of which is 365.

Mr. Meyer’s receipt of this severance payment is conditioned upon his execution of a customary form of release whereby he waives all claims arising out of his employment and termination of employment. If Mr. Meyer’s employment is terminated by us for cause, he will only be entitled to receive accrued salary and benefits through the date of termination and shall be ineligible for any bonus.

Agreement with Juan Saldívar. Effective November 5, 2020, we entered into the 2020 Saldívar Agreement, pursuant to which he serves as our Chief Digital, Strategy and Accountability Officer. The 2020 Saldívar Agreement provides for an initial base salary of $395,000 per year, which may be increased in the discretion of the Compensation Committee. The agreement with Mr. Saldívar expires on December 31, 2023. Mr. Saldívar’s annual base salary is currently $495,000.

Mr. Saldívar is eligible to receive an annual target bonus, in the discretion of the Compensation Committee, of $200,000. Mr. Saldívar is also eligible to receive equity incentive grants under the 2004 Plan, or any successor plan thereto, in the discretion of the Compensation Committee.

If Mr. Saldívar’s employment is terminated by us without cause, he will be entitled to receive: (i) all accrued salary and benefits through the date of termination, and (ii) a severance payment equal to his then-current base salary.

Mr. Saldívar’s receipt of this severance payment is conditioned upon his execution of a customary form of release whereby he waives all claims arising out of his employment and termination of employment. If Mr. Saldívar’s employment is terminated by us for cause, he will only be entitled to receive accrued salary and benefits through the date of termination and shall be ineligible for any bonus.

Equity Awards

On December 15, 2021, we granted restricted stock units to each of our Named Executive Officers. The restricted stock units were awarded under the 2004 Plan, and each unit entitles the recipient to receive one share of the company’s Class A common stock for each restricted stock unit when the applicable vesting requirements are satisfied. The restricted stock units vest as follows: (i) twenty-five percent (25%) on December 20, 2021, provided the recipient is employed by the company on such date; (ii) twenty-five percent (25%) on December 20, 2022, provided the recipient is employed by the company on such date; (iii) twenty-five percent (25%) on December 20, 2023, provided the recipient is employed by the company on such date; and (iv) twenty-five percent (25%) on December 20, 2024, provided the recipient is employed by the company on such date.

The specific grants to Named Executive Officers were as follows:

Name	Restricted Awards for Fiscal Year 2021
Walter F. Ulloa	700,000
Christopher T. Young	140,000
Jeffery A. Liberman	165,000
Karl A. Meyer	140,000
Juan Saldívar von Wuthenau	140,000

Outstanding Equity Awards at Fiscal Year-End 2021

	Option Awards					Stock Awards
										Equity
			Equity					Equity Incentive		Incentive
			Incentive					Plan Awards:		Plan Awards:
			Plan Awards:				Market	Number of		Market or
	Number of	Number of	Number of			Number of	Value of	Unearned		Payout Value
	Securities	Securities	Securities			Shares or	Shares or	Shares, Units		of Unearned
	Underlying	Underlying	Underlying			Units of	Units of	or Other		Shares, Units
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Rights That		or Other
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not		Rights That
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested		Have Not
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)		Vested
Walter F. Ulloa	66,000	-	-	$1.67	04/04/22
	150,000	-	-	$1.92	02/21/23
								412,500	(1)	$2,796,750
								312,500	(2)	$2,118,750
								175,000	(3)	$1,186,500
Christopher T. Young

								81,250	(1)	$550,875
								62,500	(2)	$423,750
								35,000	(3)	$237,300
Jeffrey A. Liberman

								96,250	(1)	$652,575
								73,750	(2)	$500,025
								41,250	(3)	$279,675
Karl A. Meyer

								81,250	(1)	$550,875
								62,500	(2)	$423,750
								35,000	(3)	$237,300

Juan Saldívar von Wuthenau

								70,000	(1)	$474,600
								62,500	(2)	$423,750
								35,000	(3)	$237,300

(1) Represents restricted stock unit awards which vest on December 20, 2022.

(2) Represents restricted stock unit awards which vest on December 20, 2023.

(3) Represents restricted stock unit awards which vest on December 20, 2024.

Option Exercises and Stock Vested at Fiscal Year-End 2021

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise (#)	on Exercise ($)	Vesting (#)	on Vesting ($)
Walter F. Ulloa	-	$-
			500,000	$3,200,000
Christopher T. Young	-	$-
			95,000	608,000
Jeffrey A. Liberman	40,415	$398,023
			116,250	$744,000
Karl A. Meyer	-	$-
			81,250	$520,000
Juan Saldívar von Wuthenau	68,678	$503,400
			77,500	$496,000

Potential Payments Upon Termination or Change-In-Control

During 2021, all of the Named Executive Officers had provisions in their then-current employment agreements providing for payments upon certain types of termination of employment, including (with the exception of Mr. Saldívar) upon a change of control of the company. For a description of those provisions, please see “Employment Agreements” above.

Director Compensation for Fiscal Year 2021

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
Gilbert Vasquez	$245,500	$80,000	$—	$—	$—	$—	$325,500
Paul A. Zevnik	$525,255	$80,000	$—	$—	$—	$—	$605,255
Patricia Diaz Dennis	$118,500	$80,000	$—	$—	$—	$—	$198,500
Juan Saldívar von Wuthenau (4)	$18,000	$-	$—	$—	$—	$183,000	$201,000
Martha Elena Diaz	$106,000	$80,000	$—	$—	$—	$—	$186,000
Fehmi Zeko	$102,500	$80,000	$—	$—	$—	$—	$182,500

(1)
For a discussion of the assumptions used in the valuation of awards (estimated forfeitures are not considered for purposes of these computations and the full fair value is recognized in the year of grant), see the notes to the consolidated financial statements included in our Annual Report on Form 10-K, as filed with the SEC on March 16, 2022.
(2)
On May 27, 2021, each referenced director was granted 17,058 restricted stock units at a grant fair value of $4.69. Such restricted stock units vest on May 25, 2022.
(3)
Represents fees paid to SWS in connection with a consulting agreement between the company and SWS, of which Mr. Saldívar is owner and chief executive officer.
(4)
Effective November 5, 2020, we entered into a three-year employment agreement with Mr. Saldívar pursuant to which he serves as our Chief Digital, Strategy and Accountability Officer. Fees earned by Mr. Saldívar that were paid in 2021 accrued prior to the effective date of this employment agreement.

REVIEW AND APPROVAL OF RELATED PARTY TRANSACTIONS

Our Board has adopted a Related Party Transaction Policy that provides for the review and approval of all related party transactions, which are generally defined under the policy as any transaction required to be disclosed under Item 404(a) of Regulation S-K. This written policy is supplemented by other written policies including our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Chief Executive Officer and Senior Financial Officers and the Audit Committee’s charter, as well as certain provisions of the Delaware General Corporation Law.

Under our Related Party Transaction Policy, the Audit Committee reviews the material facts relating to all related party transactions that require the Audit Committee’s approval and considers whether to approve of our entry into the related party transaction, subject to certain exceptions. In determining whether to approve a related party transaction, the Audit Committee takes into account, among other factors it deems appropriate:

•
the related person’s interest and involvement in the interested transaction;
•
the approximate dollar value of the amount involved in the interested transaction;
•
the approximate dollar value of the amount of the related person’s interest in the interested transaction without regard to the amount of any profit or loss;
•
whether the interested transaction was undertaken in the ordinary course of business of the company;
•
whether the interested transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the company than terms that could have been reached with an unrelated third party;
•
the purpose of, and the potential benefits to the company of, the interested transaction; and
•
any other information regarding the interested transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

No one of these factors is dispositive. Our Related Party Transaction Policy also provides that no director shall participate in any approval of a related party transaction for which he or she is a related party, and that the director will provide all material information concerning the transaction to the Audit Committee.

Under our Related Party Transaction Policy, certain transactions are deemed to be pre-approved by the Audit Committee, even if the aggregate amount involved exceeds $120,000. These transactions include:

•
Employment of executive officers;
•
Director compensation;
•
Transactions where all stockholders receive proportional benefits;
•
Certain transactions involving the purchase of advertising from us at market rates and on such other terms as are consistent with those obtainable in arms-length transactions; and
•
Transactions involving competitive bids.

On an annual basis, each director and executive officer of the company must complete a Director and Officer Questionnaire that, among other things, requires disclosure of any transaction, arrangement or relationship with us during the last fiscal year in which the director or executive officer, or any member of his or her immediate family, had a direct or indirect material interest. Any transaction, arrangement or relationship disclosed in the Director and Officer Questionnaire submitted by a director or executive officer is reviewed and considered by the Board in making independence determinations with respect to directors and resolving any conflicts of interest that may arise.

In addition, our directors and executive officers are expected to disclose to the Audit Committee and our General Counsel the material facts of any transaction that could be considered a related party transaction promptly upon gaining knowledge of the transaction.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship with TelevisaUnivision. Substantially all of our television stations are Univision- or UniMás-affiliated television stations. Our network affiliation agreement with TelevisaUnivision, which owns each of those networks, provides certain of our owned stations the exclusive right to broadcast Univision’s primary network and UniMás network programming in their respective markets. Under our Univision network affiliation agreement, we retain the right to sell no less than four minutes per hour of the available advertising time on stations that broadcast Univision network programming, and the right to sell approximately four and a half minutes per hour of the available advertising time on stations that broadcast UniMás network programming, subject to adjustment from time to time by Univision.

Under the network affiliation agreement, Univision acts as our exclusive third-party sales representative for the sale of national advertising on our Univision- and UniMás-affiliate television stations, and we pay certain sales representation fees to Univision relating to sales of all advertising for broadcast on our Univision- and UniMás-affiliate television stations.

We also generate revenue under two marketing and sales agreements with Univision, which give us the right to manage the marketing and sales operations of Univision-owned Univision affiliates in three markets – Albuquerque, Boston and Denver.

Under the current proxy agreement we have entered into with Univision, we grant Univision the right to negotiate the terms of retransmission consent agreements for our Univision- and UniMás-affiliated television station signals. Among other things, the proxy agreement provides terms relating to compensation to be paid to us by Univision with respect to retransmission consent agreements entered into with Multichannel Video Programming Distributors (“MVPDs”). During the years ended December 31, 2021 and 2020, retransmission consent revenue accounted for approximately $37.0 million and $36.8 million, respectively, of which $25.9 million and $26.8 million, respectively, relate to the Univision proxy agreement. The term of the proxy agreement extends with respect to any MVPD for the length of the term of any retransmission consent agreement in effect before the expiration of the proxy agreement.

On October 2, 2017, we entered into the current affiliation agreement with Univision, which superseded and replaced our prior affiliation agreements with Univision. Additionally, on the same date, we entered into the current proxy agreement and current marketing and sales agreements with Univision, each of which superseded and replaced the prior comparable agreements with Univision. The term of each of these current agreements expires on December 31, 2026 for all of our Univision and UniMás network affiliate stations, except that each current agreement expired on December 31, 2021 with respect to our Univision and UniMás network affiliate stations in Orlando, Tampa and Washington, D.C.

Univision currently owns approximately 11% of our common stock on a fully-converted basis. Our Class U common stock held by Univision has limited voting rights and does not include the right to elect directors. As the holder of all of our issued and outstanding Class U common stock, so long as Univision holds a certain number of shares, we may not, without the consent of Univision, merge, consolidate or enter into another business combination, dissolve or liquidate our company or dispose of any interest in any Federal Communications Commission license for any of our Univision-affiliated television stations, among other things. Each share of Class U common stock is automatically convertible into one share of Class A common stock (subject to adjustment for stock splits, dividends or combinations) in connection with any transfers of such shares of Class U common stock to a third party that is not an affiliate of Univision.

Transactions with Walter F. Ulloa. Mr. Ulloa is a director, officer and principal stockholder of LATV Networks, LLC (“LATV”). In April 2007, the Audit Committee and Board approved and authorized us to enter into an affiliation agreement with LATV. Pursuant to the affiliation agreement, we broadcast programming provided to us by LATV on one of the digital multicast channel of certain of our television stations. Under the affiliation agreement, there are no fees paid for the carriage of programming, and we generally retain the right to sell approximately five minutes per hour of available advertising time. This transaction was reviewed and approved by the Audit Committee and Board in accordance with our Related Party Transaction Policy.

Transactions with Juan Saldívar von Wuthenau. Mr. Saldívar is the owner and chief executive officer of SWS. He is also our Chief Digital, Strategy and Accountability Officer and a director. Effective November 5, 2020, we entered into a consulting agreement with SWS pursuant to which SWS provides consulting services to us in connection with certain strategic and operational matters. The consulting agreement expires on December 31, 2023, and prior to that date may be terminated by either party upon 60 days’ advance notice. Under the consulting agreement, we pay a monthly fee to SWS in the amount of $14,000. This amount is in addition to the compensation that Mr. Saldívar receives as an employee of the company.

AUDIT COMMITTEE REPORT

The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this report by reference therein, and shall not be deemed to be soliciting material or otherwise deemed filed under either such Act.

The Audit Committee is currently comprised of three independent directors, all of whom are independent under the rules of the SEC and the NYSE. The duties and responsibilities of a member of the Audit Committee are in addition to his or her duties as a member of the Board. The Audit Committee operates under a written charter, a copy of which is available on the company’s corporate website. The Audit Committee met seven times and acted by written consent two times during 2021.

The Audit Committee’s primary duties and responsibilities are to:

•
engage the company’s independent registered public accounting firm;
•
monitor the independent registered public accounting firm’s independence, qualifications and performance;
•
pre-approve all audit and non-audit services;
•
monitor the integrity of the company’s financial reporting process and internal control systems;
•
provide an open avenue of communication among the independent registered public accounting firm, financial and senior management of the company and the Board;
•
monitor the company’s compliance with legal and regulatory requirements, contingent liabilities, risk assessment and risk management; and
•
review and approve all related party transactions under our Related Party Transactions Policy.

Management is responsible for the company’s internal controls and the financial reporting process. The company’s independent registered public accounting firm is responsible for performing an independent audit of the company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In carrying out these responsibilities, the Audit Committee monitored the scope and staffing of the company’s internal management group that was previously established by the company and held meetings with the company’s internal auditor regarding the progress and completion of the implementation of the company’s internal controls and the scope of their audit of such internal controls.

In overseeing the preparation of the company’s financial statements, the Audit Committee held meetings with the company’s internal auditor and independent registered public accounting firm, both in the presence of management and privately, to review and discuss all financial statements prior to their issuance and to discuss the overall scope and plans for their respective audits, the evaluation of the company’s internal controls and significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee discussed the audited statements with both management and the company’s independent registered public accounting firm. The Audit Committee has discussed with the company’s independent registered public accounting firm all matters required to be discussed under PCAOB Auditing Standards No. 1301 (Communications with Audit Committees).

With respect to the company’s independent registered public accounting firm, the Audit Committee received the written disclosures and the letter from BDO USA, LLP (“BDO”), as required by applicable requirements of the PCAOB, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and have discussed with BDO, among other things, its independence. The Audit Committee also reviewed and approved the audit and non-audit fees of that firm.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board that the Board approve the inclusion of the company’s audited financial statements in the 10-K for filing with the SEC.

Submitted by the Audit Committee:

Gilbert R. Vasquez, Chair
Patricia Diaz Dennis
Fehmi Zeko

AUDIT AND OTHER FEES

The following table summarizes the fees charged by BDO for the services rendered to the company and its subsidiaries in 2020 and 2021:

	Amount Billed and Paid
Type of Fee	Fiscal Year 2020	Fiscal Year 2021
Audit (1)	$1,781,000	$1,847,000
Audit Related	$-	$-
Tax (2)	$965,000	$858,000
All Other Fees	$-	$-
Total	$2,746,000	$2,705,000

(1)
Represents aggregate fees charged by BDO for annual audits, including the audits of internal control over financial reporting, and quarterly reviews.
(2)
Represents aggregate fees charged by BDO for their professional services for tax compliance and preparation, tax consulting and advice, and tax planning.

Representatives of BDO are expected to attend the 2022 Annual Meeting and be available to respond to appropriate questions.

INSTRUCTIONS TO ATTEND THE 2022 ANNUAL MEETING

This year our annual meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will only be conducted via live webcast on the Internet.

To participate in the 2022 Annual Meeting:

•
visit meetnow.global/MM2AWJJ
•
enter the unique 15-digit control number included on your proxy card.

You may begin to log into the meeting platform beginning at 9:30 a.m. Pacific Daylight Time (“PDT”) on May 26, 2022. The 2022 Annual Meeting will commence promptly at 10:00 a.m. PDT.

You will need to use the 15-digit control number included on your proxy card in order to vote your shares in person or submit questions during the 2022 Annual Meeting. You will not need this code if you vote by proxy and do not wish to revoke your proxy and vote in person. If you do not have your 15-digit control number, you will be able to attend the meeting as a guest and listen to the meeting; however, without the control number you will not be able to vote in person or submit questions during the meeting.

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the 2022 Annual Meeting virtually on the Internet. In this case, please follow the instructions on the proxy card that you received.

If you hold your shares through an intermediary, such as a broker or other financial institution, you must register in advance to attend the 2022 Annual Meeting virtually on the Internet. To register to attend the 2022 Annual Meeting you must submit proof of your proxy power (legal proxy) reflecting your Entravision stock holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 2:00 p.m. PDT on May 23, 2022. You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email:	Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:	Computershare Entravision Legal Proxy P.O. Box 43001 Providence, RI 02940-3001

Instructions on how to connect and participate in the 2022 Annual Meeting via the Internet (as well as how to demonstrate your ownership of Entravision stock) are also posted at https://www.entravision.com/investor/annual-meeting/, which we recommend you visit before the 2022 Annual Meeting to become familiar with overall requirements and the log-in process. You are also encouraged to check this web address prior to the 2022 Annual Meeting in case any changes occur in the instructions to attend the 2022 Annual Meeting, in which case we will post such updated information on that website and not by way of another notice to you.

The 2022 Annual Meeting will begin promptly at 10:00 a.m. PDT on May 26, 2022. The virtual meeting platform is fully supported across major browsers (Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Please note that Internet Explorer is not supported. Participants should ensure that they have a strong Wi-Fi connection at whatever location from which they intend to participate in the 2022 Annual Meeting. Participants should also give themselves sufficient time to log in and ensure that they can hear streaming audio prior to the start of the 2022 Annual Meeting. Participants may receive additional support by calling (888) 724-2416 (toll-free in the United States) or +1 (781) 575-2748 (international), or by clicking the help link on the meeting page.

If you wish to submit a question prior to the 2022 Annual Meeting, you may do so from 12:00 a.m. PDT until 9:30 a.m. PDT on May 26, 2022, by logging into meetnow.global/MM2AWJJ and entering your 15-digit control number. Once past the login screen, click on the “Q&A” icon in the upper right corner of your screen, type your question in the field and click “Send”. Alternatively, if you want to submit a question “live” during the 2022 Annual Meeting, after you have successfully logged into the 2022 Annual Meeting on May 26, 2022, as described above, click on the “Q&A” icon in the upper right corner of your screen, type your question in the field and click “Send”. You will only be able to ask a question during the 2022 Annual Meeting if you have logged in using your 15-digit control number.

For the benefit of all stockholders, our priority is to conduct the business set out in this proxy statement. We will not address any question that, among other things, is:

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not directly related to the 2022 Annual Meeting;
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repetitious or already made by other persons;
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not of interest to the stockholders generally;
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related to material non-public information;
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related to personal grievances;
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in reference to individuals or otherwise disrespectful;
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in furtherance of personal or business interests; or
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out of order or not otherwise suitable for the conduct of the Annual Meeting.

The Chairman or Secretary, in that person’s reasonable judgment, shall determine which questions are suitable for the conduct of the 2022 Annual Meeting. Additionally, we will not address any question relating to any proposal that was not previously submitted in compliance with SEC Rule 14a-8 or our bylaws.

— Please print your comments below. C Non-Voting Item

STOCKHOLDER PROPOSALS

From time to time stockholders present proposals that may be proper subjects for inclusion in a proxy statement and for consideration at an annual meeting. In accordance with SEC Rule 14a-8, to be included in the proxy statement for our 2023 annual meeting of stockholders, stockholder proposals must be received by us no later than January 2, 2023.

Under our bylaws, stockholders may present proposals which are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline under SEC Rule 14a-8 for consideration for inclusion in the proxy statement. For a stockholder proposal to properly be brought before the 2023 annual meeting of stockholders it must be received by our Secretary no earlier than January 2, 2023 nor later than January 30, 2023 and must also comply with the procedures outlined in our bylaws. Our bylaws are available at https://www.entravision.com/investor/.

ANNUAL REPORT ON FORM 10-K

We filed the 10-K with the SEC on March 16, 2022. A copy of the Annual Report, which incorporates the 10-K without exhibits, has been mailed or otherwise provided to all Record Date stockholders along with this proxy statement. Stockholders may obtain additional copies of the Annual Report and/or the 10-K and the exhibits thereto, without charge, by writing to us at our principal executive offices at 2425 Olympic Boulevard, Suite 6000 West, Santa Monica, California 90404, Attention: Secretary. Copies of the 10-K may also be obtained from our website at https://investor.entravision.com.

OTHER MATTERS

Management does not know of any matters to be presented at the 2022 Annual Meeting other than those set forth herein and in the Notice accompanying this proxy statement. If a stockholder vote is necessary to transact any other business at the 2022 Annual Meeting, the proxyholders intend to vote their proxies in accordance with their best judgment related to such business.

It is important that your shares be represented at the 2022 Annual Meeting, regardless of the number of shares that you hold. THEREFORE, YOU ARE URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the 2022 Annual Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

By Order of the Board of Directors,

Walter F. Ulloa
Chairman and Chief Executive Officer

May 2, 2022

Santa Monica, California

- Paul A. Zevnik 03 - Gilbert R. Vasquez 04 - Patricia Diaz Dennis 05 - Juan Saldivar von Wuthenau 06 - Martha Elena Diaz 07 - Fehmi Zeko 01 02 03 04 05 06 07 Mark here to vote FOR all nominees 1 U P X For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. Mark here to WITHHOLD vote from all nominees Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 038NKE + + Proposals — The Board of Directors recommend A a vote FOR all the nominees listed and FOR proposal 2. 2. Approval of the advisory (non-binding) resolution relating to executive compensation. 1. Election of Directors to serve for a term ending at the 2021 Annual Meeting of Stockholders or until a successor is duly elected and qualified. For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature

Entravision vote 000004 ENDORSEMENT LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/EVC or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/EVC Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2022 Annual Meeting Proxy Card Control number: 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals — The Board of Directors A recommend a vote FOR all the nominees listed. 1. Election of Directors to serve for a term ending at the 2023 Annual Meeting of Stockholders or until a successor is duly elected and qualified. 01 - Walter F. Ulloa 02 - Paul Anton Zevnik 03 - Gilbert R. Vasquez 04 - Patricia Diaz Dennis 05 - Juan Saldívar von Wuthenau 06 - Martha Elena Diaz 07 - Fehmi Zeko Mark here to vote FOR all nominees 1 U P X For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. Mark here to WITHHOLD vote from all nominees 01 02 03 04 05 06 07 In their discretion, the proxies are authorized to vote upon such other business that properly may come before the 2022 Annual Meeting and any adjournments thereof. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1 U P X 5 3 6 4 6 7

The 2022 Annual Meeting of Stockholders of Entravision Communications Corporation will be held on Thursday, May 26, 2022 at 10:00 a.m. PDT as a virtual meeting via the internet at meet now. global/MM2AWJJ. To access the meeting, you must have the control number that is printed in the shaded bar located on the reverse side of this form. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/EVC IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — ENTRAVISION COMMUNICATIONS CORPORATION 2022 ANNUAL MEETING OF STOCKHOLDERS May 26, 2022 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENTRAVISION COMMUNICATIONS CORPORATION The undersigned revokes all previous proxies, acknowledges receipt of the Notice of 2022 Annual Meeting of Stockholders and the related Proxy Statement and appoints Walter F. Ulloa and Mark A. Boelke, and each of them, the attorneys and proxies of the undersigned, each with full power of substitution, to vote all the shares of common stock of Entravision Communications Corporation (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2022 Annual Meeting of Stockholders of the Company (the “2022 Annual Meeting”) to be held as a virtual meeting only at 10:00 a.m. Pacific Daylight Time on May 26, 2022, and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below: THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE DIRECTORS LISTED IN PROPOSAL 1. IF NO INSTRUCTION TO THE CONTRARY IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL THE DIRECTORS LISTED IN PROPOSAL 1. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.

Entravision vote Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2022 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals — The Board of Directors A recommend a vote FOR all the nominees listed. 1. Election of Directors to serve for a term ending at the 2023 Annual Meeting of Stockholders or until a successor is duly elected and qualified. 01 - Walter F. Ulloa 02 - Paul Anton Zevnik 03 - Gilbert R. Vasquez 04 - Patricia Diaz Dennis 05 - Juan Saldívar von Wuthenau 06 - Martha Elena Diaz Mark here to vote FOR all nominees 1 U P X For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. Mark here to WITHHOLD vote from all nominees 01 02 03 04 05 06 07 In their discretion, the proxies are authorized to vote upon such other business that properly may come before the 2022 Annual Meeting and any adjournments thereof. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 U P X 5 3 6 4 6 7

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — ENTRAVISION COMMUNICATIONS CORPORATION 2022 ANNUAL MEETING OF STOCKHOLDERS May 26, 2022 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENTRAVISION COMMUNICATIONS CORPORATION The undersigned revokes all previous proxies, acknowledges receipt of the Notice of 2022 Annual Meeting of Stockholders and the related Proxy Statement and appoints Walter F. Ulloa and Mark A. Boelke, and each of them, the attorneys and proxies of the undersigned, each with full power of substitution, to vote all the shares of common stock of Entravision Communications Corporation (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2022 Annual Meeting of Stockholders of the Company (the “2022 Annual Meeting”) to be held as a virtual meeting only at 10:00 a.m. Pacific Daylight Time on May 26, 2022, and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below: THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE DIRECTORS LISTED IN PROPOSAL 1. IF NO INSTRUCTION TO THE CONTRARY IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL THE DIRECTORS LISTED IN PROPOSAL 1. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side)